================================================================================


                                                              Exhibit 99.2







                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                             TREGA BIOSCIENCES, INC.

                                       and

                       LION bioscience AKTIENGESELLSCHAFT



                                December 27, 2000









================================================================================

                                TABLE OF CONTENTS


                                                                                                PAGE
ARTICLE I THE MERGER..............................................................................2

         Section 1.1. The Merger..................................................................2

         Section 1.2. Effective Time..............................................................3

         Section 1.3. Closing.....................................................................3

         Section 1.4. Effects of the Merger.......................................................3

         Section 1.5. The Certificate of Incorporation............................................4

         Section 1.6. The By-Laws.................................................................4

         Section 1.7. Directors of Surviving Corporation..........................................4

         Section 1.8. Officers of Surviving Corporation...........................................4

ARTICLE II EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES........................4

         Section 2.1. Conversion of Capital Stock.................................................4

         Section 2.2. Exchange of Certificates....................................................8

         Section 2.3. No Appraisal Rights........................................................13

         Section 2.4. Withholding Rights.........................................................13

         Section 2.5. Treatment of Stock Options.................................................14

         Section 2.6. Affiliates Letter..........................................................15

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................16

         Section 3.1. Organization and Qualification; Subsidiaries...............................16

         Section 3.2. Restated Certificate of Incorporation and Amended and Restated By-Laws.....17

         Section 3.3. Capitalization.............................................................17

         Section 3.4. Authority..................................................................19

         Section 3.5. No Conflict................................................................20

         Section 3.6. Required Filings and Consents..............................................21

         Section 3.7. Permits; Compliance with Law...............................................22

         Section 3.8. SEC Filings; Financial Statements..........................................23

         Section 3.9. Absence of Certain Changes or Events.......................................24

         Section 3.10. Employee Benefit Plans; Employee Relations................................26

         Section 3.11. Tax Matters...............................................................29

                                         -i-


         Section 3.12. Contracts; Debt Instruments...............................................29

         Section 3.13. Litigation................................................................30

         Section 3.14. Environmental Matters.....................................................30

         Section 3.15. Intellectual Property.....................................................30

         Section 3.16. Taxes.....................................................................38

         Section 3.17. Non-Competition Agreements................................................38

         Section 3.18. Acquisitions and Dispositions.............................................39

         Section 3.19. Agreements with Regulatory Agencies.......................................39

         Section 3.20. Opinion of Financial Advisor..............................................40

         Section 3.21. Brokers...................................................................40

         Section 3.22. Certain Statutes..........................................................40

         Section 3.23. Information...............................................................40

         Section 3.24. Vote Required.............................................................41

         Section 3.25. Investment Company Act....................................................41

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PARENT..........................................41

         Section 4.1. Organization and Qualification.............................................41

         Section 4.2. Capitalization.............................................................42

         Section 4.3. Authority..................................................................43

         Section 4.4. No Conflict................................................................44

         Section 4.5. Required Filings and Consents..............................................45

         Section 4.6. SEC Filings; Parent Financial Statements...................................45

         Section 4.7. Absence of Certain Changes or Events.......................................47

         Section 4.8. Tax Matters................................................................47

         Section 4.9. Litigation.................................................................47

         Section 4.10. Intellectual Property.....................................................47

         Section 4.11. Taxes.....................................................................48

         Section 4.12. Brokers...................................................................48

         Section 4.13. Information...............................................................48

         Section 4.14. No Vote Required..........................................................49

ARTICLE V COVENANTS..............................................................................49

         Section 5.1. Conduct of Business of the Company.........................................49

                                         -ii-


         Section 5.2. Certain Interim Operations of the Parent...................................52

         Section 5.3. Notification of Certain Matters............................................53

         Section 5.4. Proxy Statement............................................................53

         Section 5.5. Company Stockholders Meeting...............................................56

         Section 5.6. Access to Information; Confidentiality.....................................56

         Section 5.7. No Solicitation............................................................57

         Section 5.8. Employee Benefits Matters..................................................59

         Section 5.9. Directors' and Officers' Indemnification and Insurance.....................60

         Section 5.10. Letters of Accountants....................................................61

         Section 5.11. Commercially Reasonable Efforts...........................................62

         Section 5.12. Consents; Filings; Further Action.........................................62

         Section 5.13. Plan of Reorganization....................................................64

         Section 5.14. Public Announcements......................................................64

         Section 5.15. Stock Exchange Listings and De-Listings...................................64

         Section 5.16. Expenses..................................................................65

         Section 5.17. Takeover Statutes; Exon-Florio............................................65

         Section 5.18. Dividends.................................................................65

         Section 5.19. Control of the Company's Operations.......................................65

         Section 5.20. Certain Obligations of the Parent.........................................65

         Section 5.21. Company Warrants..........................................................66

         Section 5.22. Interim Financing Agreement...............................................66

         Section 5.23. New Company Restricted Stock Plan.........................................66

ARTICLE VI CONDITIONS............................................................................67

         Section 6.1. Conditions to Each Party's Obligation to Effect the Merger.................67

         Section 6.2. Conditions to Obligations of the Parent....................................67

         Section 6.3. Conditions to Obligation of the Company....................................69

ARTICLE VII TERMINATION..........................................................................70

         Section 7.1. Termination................................................................70

         Section 7.2. Effect of Termination......................................................72

                                          -iii-


         Section 7.3. Expenses Following Certain Termination Events..............................73

ARTICLE VIII SURVIVAL............................................................................74

ARTICLE IX MISCELLANEOUS.........................................................................75

         Section 9.1. Certain Definitions........................................................75

         Section 9.2. Counterparts...............................................................76

         Section 9.3. GOVERNING LAW; WAIVER OF JURY TRIAL........................................76

         Section 9.4. Notices....................................................................76

         Section 9.5. Entire Agreement...........................................................77

         Section 9.6. No Third Party Beneficiaries...............................................78

         Section 9.7. Amendment..................................................................78

         Section 9.8. Waiver.....................................................................78

         Section 9.9. Obligations of the Parent and of the Company...............................78

         Section 9.10. Severability..............................................................79

         Section 9.11. Interpretation............................................................79

         Section 9.12. Assignment................................................................79

         Section 9.13. Specific Performance......................................................79

         Section 9.14. Submission to Jurisdiction; Waivers; Consent to Service of Process........80



EXHIBITS
--------
EXHIBIT A - STOCKHOLDER AGREEMENTS
EXHIBIT B - AFFILIATES LETTER

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated December 27, 2000, by and between TREGA BIOSCIENCES, INC., a Delaware corporation (the "COMPANY"), and LION bioscience AKTIENGESELLSCHAFT, a German stock corporation duly incorporated under German law and registered in the commercial register Heidelberg under HRB 5706 (the "PARENT").

                                    RECITALS

     (a) The management board (Vorstand) and the supervisory board (Aufsichtsrat)of the Parent and the Board of Directors of the Company have determined that the merger of Merger Sub (as defined in Section 1.1(a) hereof) with and into the Company on the terms and conditions set forth in this Agreement, with the Company surviving as a wholly owned subsidiary of the Parent (the "MERGER"), is advisable and in the best interests of their respective corporations and stockholders, and consequently have approved and adopted the Merger and this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL") and the laws of Germany.

     (b) Concurrently with the execution of this Agreement, as a condition to the willingness of the Parent to enter into this Agreement, certain holders of the Company's common stock, par value $0.001 per share ("COMPANY COMMON STOCK") are entering into one or more stockholders' agreements, dated as of the date hereof, with the Parent, a copy of which is attached to this Agreement as Exhibit A.

     (c) As soon as practicable following the execution of this Agreement, NaviCyte, Inc. ("NAVICYTE"), a wholly owned subsidiary of the Company and/or the Company, and the Parent will enter into a Line of Credit Agreement (the "INTERIM FINANCING AGREEMENT"), pursuant to which NaviCyte or the Company, as the case may be, may borrow up to $1 million from Parent prior to Closing.

     (d) The Parent has advised the Company that the retention of Company management and employees is a critical element, from the Parent's perspective, of the transactions and arrangements associated with the Merger. As part of its preparations for consummation of the Merger, the Parent is requiring the Company to undertake efforts to put in place further arrangements with respect to such retention as specified in Section 5.23 hereof.

     (e) For federal income tax purposes it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the rules and regulations promulgated under the Code.

     (f) For financial reporting purposes, the parties intend that the transactions contemplated by this Agreement will be accounted for as a "purchase" under United States generally accepted accounting principles ("U.S. GAAP").

     (g) Certain terms used in this Agreement which are not capitalized have the meanings specified in Section 9.1.

     NOW, THEREFORE, the parties to this Agreement, intending to be legally bound by this Agreement, agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1. THE MERGER.

     (a) As promptly as practicable following the date hereof, the Parent and the Company shall appoint a United States bank or trust company or other independent financial institution in the United States (the "EXCHANGE AGENT") to act as exchange agent for the Share Exchange (as defined in Section 2.2(a)(ii) hereof) and the delivery of the Merger Consideration (as defined in Section 2.1(c) hereof). Following such appointment, the Exchange Agent shall cause to be incorporated pursuant to the DGCL a corporation which shall be a constituent company in the Merger ("MERGER SUB") and which shall not transact any business other than participating in the Merger. To accommodate the transactions described in this Article I and Article II, the Exchange Agent shall hold all the issued and outstanding shares of common stock, par value $0.01 per share, of the Merger Sub (the "MERGER SUB COMMON STOCK"). The Exchange Agent shall receive and hold the Merger Consideration and the Exchange Fund in accordance with Section 2.2(a) hereof. The Parent and the Company shall enter into an exchange agent agreement with the Exchange Agent in form and substance reasonably satisfactory to the Parent and the Company, which agreement shall set forth the duties, responsibilities and obligations of the Exchange Agent consistent with the terms of this Agreement.

     (b) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, in accordance with the

DGCL, Merger Sub shall be merged with and into the Company in accordance with this Agreement and the separate corporate existence of Merger Sub shall cease. The Company shall be the surviving corporation in the Merger (sometimes referred to as the "SURVIVING CORPORATION") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

     Section 1.2. EFFECTIVE TIME. As soon as practicable following the satisfaction or, if permissible, waiver of the conditions set forth in
Article VI, but in no event later than the third business day following such satisfaction or waiver (unless another date is agreed to by each of the parties in writing), the Company, Merger Sub and the Parent will cause the Certificate of Merger (the "CERTIFICATE OF MERGER") to be signed, acknowledged and delivered for filing with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such other subsequent date or time as shall be agreed upon by the parties and set forth in the Certificate of Merger and in accordance with the DGCL (the "EFFECTIVE TIME").

     Section 1.3. CLOSING. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article VI hereof, the closing of the Merger (the "CLOSING") shall take place (a) at the offices of McDermott, Will & Emery, Chicago, Illinois at 12:00 (noon, Chicago time) on the third business day after the day on which the last of such conditions to be fulfilled or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (b) at such other place and time or on such other date as the Company and the Parent may agree in writing (the "CLOSING DATE").

     Section 1.4. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL, including Section 259 of the DGCL, and in accordance therewith, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.5. THE CERTIFICATE OF INCORPORATION. The certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the certificate of incorporation of the Surviving Corporation until duly amended as provided therein or by applicable law; provided, however, that at the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be Trega Biosciences, Inc.

     Section 1.6. THE BY-LAWS. The by-laws of Merger Sub in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the by-laws of the Surviving Corporation until duly amended as provided therein or by applicable law; provided, however that at the Effective Time, the by-laws of the Surviving Corporation shall provide that the fiscal year of the Surviving Corporation be the same as that of the Parent.

     Section 1.7. DIRECTORS OF SURVIVING CORPORATION. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and by-laws of the Surviving Corporation.

     Section 1.8. OFFICERS OF SURVIVING CORPORATION. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and by-laws of the Surviving Corporation.

                                   ARTICLE II

         EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

     Section 2.1. CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any capital stock of the Company:

     (a) CAPITAL STOCK OF MERGER SUB. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time, shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation ("SURVIVING CORPORATION COMMON STOCK").

     (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. Each share of Company Common Stock owned by the Company as treasury stock and each share of Company Common Stock issued and outstanding immediately prior to the Effective Time owned by the Parent or any Parent Subsidiary shall no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

     (c) CONVERSION OF COMPANY COMMON STOCK. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including shares of Company Common Stock deemed issued upon exercise of Company Stock Options, in accordance with Section 2.5), (other than shares of Company Common Stock that are owned by the Company as treasury stock or by the Parent or any Parent Subsidiary) shall be converted into the right to receive a number of American Depositary Shares of the Parent ("PARENT ADSS") equal to the Exchange Ratio plus any cash in lieu of any fractional Parent ADSs as set forth in Section 2.2(g) (collectively, the "MERGER CONSIDERATION"). Each Parent ADS shall represent one (1) ordinary share (Stuckaktie) of the Parent ("Parent Common Stock").

     (d) CALCULATION OF EXCHANGE RATIO. The "EXCHANGE RATIO" shall equal (i) the Acquisition Value, divided by (ii) the Diluted Company Common Shares, further divided by (iii) the Parent Average ADS Price.

     (e) DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth:

          (i) "DILUTED COMPANY COMMON SHARES" shall comprise, as of the Effective Time, (i) all issued and outstanding shares of Company Common Stock and (ii) all shares of Company Common Stock deemed to be issued to holders of Company Stock Options (as defined in Section 3.3 hereof) pursuant to Section 2.5 below.

          (ii) "ESTIMATED LIABILITY AMOUNT" means the Company's good faith estimate of the Liability Amount as of the Closing Date as set forth on a certificate signed by an officer of the Company delivered to the Parent at least two business days prior to the Closing Date.

          (iii) "ESTIMATED NET WORKING CAPITAL DEFICIENCY" means the Company's good faith estimate of the Net Working Capital Deficiency as of the Closing Date as set forth on a certificate signed by an officer of the Company delivered to the Parent at least two business days prior to the Closing Date.

          (iv) "ESTIMATED PROFESSIONAL FEES" means the Company's good faith estimate of the Professional Fees as of the Closing Date as set forth on a certificate signed by an officer of the Company delivered to the Parent at least two business days prior to the Closing Date.

          (v) "LIABILITY AMOUNT" means with respect to the Company as of the Closing Date, assuming all indebtedness for borrowed money, equipment financings, and capitalized leases are repaid as of the Closing Date, an amount equal to (A) the principal amount outstanding (including all prepayment penalties, and accrued and unpaid interest, and lease payments) with respect to all indebtedness for borrowed money, (other than any borrowings under the Interim Financing Agreement) equipment financings, and capital leases, less (B) any cash, cash equivalents and deposits (including security deposits) (to the extent such cash, cash equivalents and deposits are unapplied by the Company, in its discretion, in determining the Net Working Capital Deficiency).

          (vi) "NET WORKING CAPITAL DEFICIENCY" means the amount by which, if any, (A) the sum of accounts receivables, other current assets (other than cash), and, if the Closing occurs prior to March 31, 2001, the Expected Contractual Payments, less the sum of accounts payable, accrued compensation (including contingent success bonuses and retention payments required to be made under the Retention and Severance Plan that was adopted by the Executive Committee of the Company's Board of Directors on September 18, 2000 and which has not been subsequently modified (the "RETENTION PLAN")) and other accrued liabilities (exclusive of any deferred revenues and any liabilities included in the definition of Liability Amount)is less than (B) zero.

          (vii) "PARENT AVERAGE ADS PRICE" shall mean the average of the closing prices for Parent ADSs on the Nasdaq Market for the ten (10) trading days immediately preceding the date which is two (2) trading days prior to the date of the Company Stockholders Meeting (as defined in Section 5.4(a)); provided, however, that in no event shall the Parent Average ADS Price be greater than $92 or less than $68 (as the same may be adjusted to reflect any splits, dividends or other similar events affecting the Parent ADSs prior to the Effective Time).

          (viii) "ACQUISITION VALUE" shall be equal to (A) $35 million, LESS (B) the amount by which the sum of the Estimated Liability Amount, the Estimated Professional Fees, and the Estimated Net Working Capital Deficiency is more than $6.5 million; provided, that in no event shall the Acquisition Value be reduced below $34 million.

          (ix) "PROFESSIONAL FEES" means the amount equal to any unpaid fees and expenses of the Company Financial Advisor and legal counsel and accountants for services rendered to the Company and the stockholders of the Company in connection with the negotiation and execution and consummation of the transactions contemplated under this Agreement.

          (x) "EXPECTED CONTRACTUAL PAYMENTS" means cash payments that are expected to be received by the Company on or prior to March 31, 2001 under the terms of customer contracts that (A) are reflected in drafts provided to Parent prior to Closing, and (B) the customer has confirmed to the Parent that it expects to enter into such contract by March 31,2001.

     (f) No further Ownership Rights in Company Common Stock. At the Effective Time, all shares of Company Common Stock shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "CERTIFICATE") formerly representing any shares of Company Common Stock (other than shares of Company Common Stock owned by the Company or by the Parent or any Parent Subsidiary) shall thereafter represent only the right to receive the Merger Consideration and any distribution or dividend under Section 2.2(c), in each case without interest.

     Section 2.2. EXCHANGE OF CERTIFICATES.

     (a) THE SHARE EXCHANGE. Consistent with the terms of this Agreement, as soon as practicable following the signing of this Agreement and in no event later than five business days following the Effective Time (unless otherwise agreed to by each of the parties in writing):

               (i) the Parent shall issue the Parent Common Stock underlying the Parent ADSs to be issued at the Effective Time on behalf of the Parent in connection with the Merger and cause American Depositary Receipts ("ADRS") representing Parent ADSs representing such Parent Common Stock (such Parent ADSs, together with any dividends or distributions with respect thereon and any cash delivered pursuant to Section 2.2(f) below, being hereinafter referred to as the "EXCHANGE FUND") to be delivered to the Exchange Agent, for the benefit of the holders (other than the Company, the Parent or any Parent Subsidiary) of issued and outstanding shares of Company Common Stock and those outstanding Company Stock Options deemed converted pursuant to the terms of
          Section 2.5 below, immediately prior to the Effective Time; and

               (ii) the Exchange Agent shall contribute all of the issued and outstanding shares of Surviving Corporation Common Stock to the Parent as a contribution in kind, in consideration of the issuance of Parent Common Stock described in Section 2.2(a)(i) above (the "SHARE EXCHANGE").

     Subject to Section 5.20, the Share Exchange shall be, in particular, but without limitation, effected in accordance with Section 202 et seq. (including in particular Section 205) of the German Stock Corporation Law (Aktiengesetz), by registering the increase of the Parent stated share capital by contribution-in-kind (the "SHARE CAPITAL INCREASE") with the commercial register (Handelsregister) for the Parent. At the Effective Time, the obligation of the parties to effect the Share Exchange shall be unconditional.

     If the Share Exchange is not effected under German law within twenty
(20) business days after the Effective Time, (i) the shares of the Surviving Corporation Common Stock shall be automatically reconveyed to the Exchange Agent, and (ii) the Company and the Parent shall otherwise, to the extent practicable at the expense of the Parent, rescind all actions taken under this Agreement prior to the Effective Time and take such additional actions as are necessary to return the parties to their positions prior to the Effective Time. The parties anticipate that the actions necessary to effect the Share Exchange will be as set forth on Schedule 2.2(a) (the "CONTRIBUTION MECHANICS"). The Parent (i) will inform the Company in advance about any steps according to the Contribution Mechanics and (ii) undertakes to provide drafts of any documents and agreements, where applicable, timely for comment to the Company.

     (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, and in no event later than five business days thereafter (unless otherwise agreed to by each of the parties in writing), the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Company Common Stock (other than the Company, the Parent or any Parent Subsidiary), and to provide to record holders a sufficient number for distribution to beneficial holders,
(A) a letter of transmittal (the "LETTER OF TRANSMITTAL") specifying that delivery shall be effected, and that risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu of Certificates) to the Exchange Agent, in a form and with other customary provisions reasonably specified by the Parent and the Company, and (B) instructions for surrendering the Certificates to the Exchange Agent in exchange for an ADR representing the portion of the Parent ADSs to which each such holder is entitled pursuant to Section 2.1 together with cash in lieu of any fractional Parent ADSs, and any unpaid dividends and other distributions (if any) pursuant to Section 2.2(c).

     (c) ADRS TO BE ISSUED UPON EXCHANGE. Upon surrender of a Certificate for cancellation to the Exchange Agent together with the Letter of Transmittal, duly executed, the holder of that Certificate shall be entitled to receive in exchange (1) an ADR representing that number of whole Parent ADSs that the holder is entitled to receive pursuant to Section 2.1, (2) a check in the amount (after giving effect to any required tax withholding) of (x) any cash in lieu of fractional Parent ADSs plus (y) any unpaid dividends (other than stock dividends) and any other dividends or other distributions that such holder has the right to receive under the provisions of this Article II (if any), and the Certificate so surrendered shall immediately be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, an ADR representing the proper number of Parent ADSs, together with a check for any cash to be paid upon the surrender of the Certificate and any other dividends or distributions (if any) in respect of those shares, may be issued or paid to such a transferee if the Certificate formerly representing such Shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect the transfer and to evidence that any applicable stock transfer taxes have been paid. If any ADRs for Parent ADSs are to be issued in a name other than that in which the surrendered Certificate is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the surrendered Certificate, or shall establish to the satisfaction of the Parent or the Exchange Agent that such tax has been paid or is not applicable.

     (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED COMPANY COMMON STOCK. Whenever a dividend or other distribution is declared by the Parent in respect of Parent Common Stock and the record date for that dividend or other distribution is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all ADSs issuable under this Agreement. No dividends or other distributions in respect of the Parent ADSs shall be paid to any holder of any unsurrendered Certificate until that Certificate is surrendered for exchange in accordance with this
Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued or paid to the holder of the ADRs representing whole Parent ADSs issued in exchange therefor, without interest,
(i) at the time of such surrender, the dividends or other distributions with a record date at or after the Effective Time and a payment date on or prior to the date of issuance of such whole Parent ADSs and not previously paid, and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date at or after the Effective Time but with a payment date subsequent to surrender. For purposes of dividends or other distributions in respect of Parent ADSs, all Parent ADSs to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

     (e) NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration. All Parent ADSs, together with any cash paid under Section 2.2(c) or Section 2.2(f) distributed upon the surrender for or exchange of Certificates in accordance with the terms of this Agreement, shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates.

     (f) NO FURTHER TRANSFERS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the records of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time.

     (g) FRACTIONAL SHARES.

          (i) No ADRs representing fractional Parent ADSs shall be issued upon the surrender for exchange of Certificates, and such fractional interest will not entitle its owner to receive dividends or to any other rights of a holder of Parent ADSs. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Parent ADS (after taking into account all Certificates delivered by such holder) shall receive from the Exchange Agent, in accordance with the provisions of this Article II, a cash payment in lieu of such fractional Parent ADS, as applicable, representing such holder's proportionate interest, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional Parent ADSs, as applicable, which would otherwise have been issued (the "EXCESS PARENT ADSS"). The sale of the Excess Parent ADSs by the Exchange Agent shall be executed on the Nasdaq National Market, at such time the Parent ADSs are quoted on the Nasdaq National Market, and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates, the Exchange Agent will hold such proceeds in trust (the "EXCHANGE TRUST") for the holders of Certificates. All commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with this sale of the Excess Parent ADSs shall be paid by the Parent. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates in lieu of any fractional shares of Parent ADSs, the Exchange Agent shall make available such amounts to such holders of Certificates without interest. The Exchange Agent shall determine the portion of such net proceeds to which each holder of shares of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of shares of Company Common Stock is entitled (after taking into account all shares of Company Common Stock then held by such holder) and the denominator of which is the aggregate amount of fractional interests to which all holders of Certificates representing shares of Company Common Stock are entitled.

          (ii) Notwithstanding the provisions of subsection (i) of this Section 2.2(g), the Parent may elect, at its option exercised prior to the Effective Time and in lieu of the issuance and sale of Excess Parent ADSs and the making of the payments contemplated in such subsection, to pay to the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of shares of Company Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by (B) the closing price for a Parent ADS on the Nasdaq National Market on the first business day immediately following the Effective Time and, in such case, all references in this Agreement to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.2(f)(ii).

     (h) TERMINATION OF EXCHANGE FUND. Any Parent ADSs and any portion of the Exchange Fund or of dividends or other distributions with respect to the Parent ADSs deposited by the

Parent with the Exchange Agent (including the proceeds of any investments of those funds) that remains unclaimed by the former stockholders of the Company within one year after the Effective Time shall be delivered by the Exchange Agent to Parent, upon demand, whereupon Parent shall hold the Exchange Fund on behalf of holders of unsurrendered Certificates, and any former stockholders of the Company who have not theretofore complied with this
Article II shall thereafter look only to Parent for payment of their claim for Merger Consideration and any dividends and other distributions issuable or payable pursuant to Section 2.1 and Section 2.2(c) upon due surrender of their Certificates (or affidavits of loss in lieu of Certificates), in each case, without any interest. Notwithstanding the foregoing, none of the Parent, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws.

     (i) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in the form customarily required by the Parent as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Parent ADSs, any unpaid dividends or other distributions and any cash payment in lieu of a fractional share in respect of that Certificate issuable or payable under this Article II upon due surrender thereof and deliverable in respect of the shares of Company Common Stock represented by such Certificate under this Agreement, in each case, without interest.

     Section 2.3. NO APPRAISAL RIGHTS. In accordance with Section 262(b) of the DGCL, no appraisal rights shall be available to holders of shares of Company Common Stock in connection with the Merger.

     Section 2.4. WITHHOLDING RIGHTS. Each of the Exchange Agent and Parent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of a Certificate such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other provisions of applicable Law (as defined in Section 3.5(a)(ii) hereof). To the extent that amounts are so withheld by the Exchange Agent or the Parent, as the case may be, such withheld amounts shall be treated for purposes of this Agreement as having been paid to the holder of a Certificate in respect to which such deduction and withholding was made by the Exchange Agent or Parent, as the case may be.

     Section 2.5. TREATMENT OF STOCK OPTIONS. (a) Subject to the consummation of the Merger, immediately prior to the Effective Time, (i) each outstanding Company Stock Option with an exercise price less than the Closing Value (as defined below) will become exercisable, and shall be deemed to be exercised and will then be converted (and such Company Stock Option will be extinguished) into that number of shares of Company Common Stock determined in accordance with the Conversion Formula and (ii) each outstanding Company Stock Option which has an exercise price equal to or greater than the Closing Value shall be terminated. Notwithstanding the foregoing, in the event that any Company Stock Option would otherwise remain outstanding following the Effective Time (for example, because the Company Option Plan associated with such Company Stock Option does not provide for such Company Stock Option to be converted or terminated as a result of the foregoing), then each such Company Stock Option shall be cancelled as of the Effective Time.

     (b) For purposes of this Section 2.5, the "CONVERSION FORMULA" shall be:

                Closing Value - Exercise Price
Option Shares X ------------------------------
                           Closing Value

where "OPTION SHARES" is the number of shares of Company Common Stock subject to the Company Stock Options; "CLOSING VALUE" is the closing per share price of Company Common Stock as reported in The Wall Street Journal for the next to last trading day prior to the Effective Time; and Exercise Price is the per share exercise price for shares subject to the Company Stock Option.

     (c) Promptly after the Effective Time, each holder of Company Stock Options which are converted pursuant to Section 2.5(a) shall deliver directly to the Surviving Corporation cash in an amount necessary to satisfy the Surviving Corporation's obligation under the Code, or any provision of state, local or non-U.S. tax law, to deduct and withhold in respect of such conversion; provided that each such holder who is an employee of the Surviving Corporation may arrange for payroll deductions in an aggregate amount of not more than $2,000 over a two (2) month period to satisfy all or a portion of such employee's obligations hereunder. Notwithstanding the provisions of

Section 2.2(a), the Exchange Agent shall deliver any Merger Consideration to a former holder of Company Stock Options only after the Surviving Corporation has given the Exchange Agent written notice that such holder has delivered the requisite amount of cash in accordance with this Section 2.5(c).

     (d) In addition to the provisions of Section 2.5(a) above, the Company's Board of Directors may accelerate the vesting of any or all Company Stock Options at any time prior to the Effective Time.

     (e) The Parent agrees to pay to each holder of a "Disqualified ISO" an amount equal to 25% of the taxable income that such holder recognizes upon the exercise, pursuant to Section 2.5(a) above, of such Disqualified ISO (the "ISO PAYOUT"), together with an amount necessary to "gross-up" each recipient of an ISO Payout to cover income taxes due with respect to such ISO Payout, provided, however, that ISO Payouts shall be paid by the Parent only when the underlying tax is required to be paid by the holder and provided, further, that the aggregate amount of ISO Payouts to be paid by the Parent pursuant to this Section 2.5(e) shall not exceed $40,000. For purposes of this Agreement, "DISQUALIFIED ISOS" shall mean those Company Stock Options which would have qualified for tax treatment as incentive stock options if exercised as of the Effective Time but for the actions effected by virtue of Section 2.5(a).

     Section 2.6. AFFILIATES LETTER. The Company shall cause each of its principal executive officers and directors, and each other person who is an "affiliate" (as that term is used in paragraphs (c) and (d) of Rule 145 under the United States Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT")) of the Company (collectively, the "145 AFFILIATES"), to deliver to the Parent on or prior to the Effective Time a written agreement substantially in the form attached hereto as Exhibit B (an "AFFILIATE AGREEMENT") to the effect that such person will not offer to sell, sell or otherwise dispose of any Parent ADSs issued in connection with the Merger, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel reasonably satisfactory to Parent, is exempt from the registration requirements of the Securities Act.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Parent, subject to such exceptions or qualifications to specific representations and warranties as are disclosed in writing in the disclosure letter previously delivered by the Company to the Parent (the "COMPANY DISCLOSURE LETTER"), that:

     Section 3.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

     (a) Each of the Company and each subsidiary of the Company (collectively, the "COMPANY SUBSIDIARIES") has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have no Material Adverse Effect on the Company. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT ON THE COMPANY" means any state of affairs or change that has had, or will reasonably be likely to have, a material adverse effect on the business, assets, properties, results of operations or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole, or that has materially impaired or will materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, except that none of the following shall be deemed in themselves to constitute a Material Adverse Effect on the Company: (i) any change in the market price or trading volume of the Company Common Stock after the date hereof or (ii) any change in general economic conditions; (iii) any adverse change affecting the biotechnology industry generally; (iv) transaction costs, taxes, accounting changes, integration costs and other effects that result directly from the consummation of the transactions contemplated by this Agreement; and (v) the delisting of the Company's Common Stock by the Nasdaq National Market or receipt of notice of the intention of the Nasdaq National Market to delist the Company's Common Stock.

     (b) Section 3.1(b) of the Company Disclosure Letter sets forth a complete and correct list of all of the Company Subsidiaries, their jurisdiction of organization and the ownership or other interest therein of the Company and of each other Company Subsidiary. Neither the Company nor any Company Subsidiary holds any interest in any person other than the Company Subsidiaries so listed. The Company owns the interests set forth on Section 3.1(b) of the Company Disclosure Letter free and clear of any pledge, lien, security interest, encumbrance, restrictions on transfer, proxy, voting trust, voting agreement, option, claim or equity of any kind.

     Section 3.2. RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BY-LAWS. The copies of the Company's restated certificate of incorporation and amended and restated by-laws, each as amended through the date of this Agreement and previously provided to the Parent, are complete and correct copies of those documents. Such certificate of incorporation and by-laws and all comparable organizational documents of the Company Subsidiaries are in full force and effect. The Company is not in violation of any of the provisions of such certificate of incorporation or by-laws.

     Section 3.3. CAPITALIZATION.

     (a) The authorized capital stock of the Company consists of (i) 40,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of preferred stock, $.001 par value. As of November 30, 2000 (i) 23,376,258 shares of Company Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, (ii) no shares of preferred stock were designated or issued and outstanding, (iii) no shares of Company Common Stock were held in the treasury of the Company or by the Company Subsidiaries, (iv) 115,648, 35,590, 4,135,957, and 119,389 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options to purchase shares of Company Common Stock ("COMPANY STOCK OPTIONS") granted under the Company's Amended and Restated 1992 Stock Plan, the Company's 1995 Stock Plan, the Company's 1996 Incentive Stock Plan and the NaviCyte, Inc. 1997 Stock Plan, respectively (collectively, the "COMPANY'S OPTION PLANS") and an additional 2,142,464 shares of Company Common Stock were reserved for issuance upon exercise of Company Stock Options not yet granted under the Company Option

Plans, (v) 97,918 shares of Company Common Stock were reserved for issuance pursuant to the Company's 1996 Employee Stock Purchase Plan ("ESPP"), and
(vi) 534,167 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase shares of Company Common Stock ("COMPANY WARRANTS"). Except as set forth above, as of November 30, 2000, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding and, since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except upon the exercise of the Company Stock Options outstanding on such date.

     (b) Since November 30, 2000, the Company has not granted any Company Stock Options or Company Warrants. Except for (i) Company Stock Options to purchase an aggregate of 6,549,048 shares of Company Common Stock outstanding or available for grant as of November 30, 2000, to the extent permitted under
Section 5.1(b) hereof under the Company's Option Plans, (ii)the Company Warrants to purchase an aggregate of 534,167 shares of Company Common Stock,
(iii) an aggregate of 97,918 shares of Company Common Stock available for purchase under the Company's ESPP, and (iv) agreements or arrangements described in Section 3.3(b) of the Company Disclosure Letter, there are no options, warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, other equity interests in, or securities exchangeable for or convertible into capital stock or other equity interests in, the Company or any Company Subsidiary. Section 3.3(b) of the Company Disclosure Letter sets forth a summary of any and all agreements, arrangements or commitments by which the Company has granted any rights relating to the registration by the Company of shares of its capital stock for sale under the Securities Act. Section 3.3(b) of the Company Disclosure Letter also sets forth, as of the date of this Agreement and with respect to outstanding options, (w) the persons to whom Company Stock Options have been granted, (x) the exercise price for the Company Stock Options held by each such person, (y) whether such Company Stock Options are subject to vesting and, if subject to vesting, the dates on which each of those Company Stock Options vest, and (z) the Company Option Plan under which such Company Stock Options were granted. All of the Company Stock Options which are subject to vesting will vest as a result of the consummation of the Merger and the transactions contemplated by this Agreement in accordance with the Company's Option Plans.

     (c) All shares of the Company's capital stock and all Company Stock Options and Company Warrants, whether or not currently outstanding, were issued in compliance (and if reacquired or cancelled by the Company, reacquired or cancelled in compliance) with all Laws, including federal and state securities Laws, and the Company made no misstatements or omissions of material facts in connection with any such issuances (or reacquisitions or cancellations) which could give rise to liability under any federal or state securities Laws.

     (d) All shares of Company Common Stock subject to issuance, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments under which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and will not be subject to preemptive rights. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and each such share owned by the Company or a Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever (collectively, "LIENS"). There are no outstanding material contractual obligations of the Company or any Company Subsidiary to make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary that is not wholly owned by the Company or in any other person.

     Section 3.4. AUTHORITY.

     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to adoption of this Agreement by the affirmative vote by a majority of the holders of the outstanding Company Common Stock (the "REQUISITE COMPANY VOTE"), to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. Each of the Company and NaviCyte has all necessary corporate power and authority to execute and deliver the Interim Financing

Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereunder have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereunder, other than, with respect to the Merger, the adoption of this Agreement by the Requisite Company Vote and the filing of the Certificate of Merger. The execution and delivery of the Interim Financing Agreement and the borrowing of funds thereunder have been duly and validly authorized by all necessary corporate action and no other corporate proceeding on the part of the Company or NaviCyte are necessary to authorize the Interim Financing Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and (ii) the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

     (b) The Board of Directors of the Company (i) has adopted the plan of merger set forth in this Agreement and approved this Agreement and the other transactions contemplated by this Agreement and (ii) has declared that the Merger, this Agreement and the other transactions contemplated by this Agreement are advisable.

     Section 3.5. NO CONFLICT.

     (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not:

          (i) conflict with or violate any provision of the Company's certificate of incorporation or by-laws or any comparable organizational documents of any Company Subsidiary;

          (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.6 have been obtained and all filings and obligations described in Section 3.6 have been made, conflict with or violate, in any material respect any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("LAW") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected; or

          (iii) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary under any note, bond, mortgage or indenture or any material contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation (collectively, "CONTRACTS") to which the Company or any Company Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected, except for any such breaches, defaults or other occurrences which, individually or in the aggregate, have no Material Adverse Effect on the Company.

     (b) Section 3.5(b) of the Company Disclosure Letter sets forth a list of all Contracts to which the Company or any Company Subsidiaries are a party or by which they or their assets or properties are or may be bound or affected under which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement, except for those Contracts under which the Company's failure to obtain the required consents or waivers, individually or in the aggregate, would not result in a Material Adverse Effect on the Company.

     (c) Except as set forth in Section 3.5(c) of the Company Disclosure Letter, the execution and delivery of the Interim Financing Agreement and the performance of the Interim Financing Agreement by the Company will not result in any breach of or constitute a default under any material contract to which the Company is a party. The execution, delivery and performance of the Interim Financing Agreement by NaviCyte and the granting of any security interests in the NaviCyte Intellectual Property (as defined in Section 3.15(c)) will not result in any breach of or constitute a default under any material contract to which the Company or NaviCyte is a party.

     Section 3.6. REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal or arbitral body or self-regulated entity (each, a "GOVERNMENTAL ENTITY"), except (i) for applicable requirements of the United States Securities Exchange Act of 1934 as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT"), applicable requirements of the Securities Act, applicable requirements of state securities or "blue sky" laws ("BLUE SKY LAWS"), the rules and regulations of the Nasdaq National Market, applicable requirements of Takeover Statutes (as defined in Section 3.22 hereof), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT"), for the filing of the Certificate of Merger as required by the DGCL, (ii) applicable requirements under the Laws of Germany or the policies, rules or regulations of the Neuer Market and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would have no Material Adverse Effect on the Company.

     Section 3.7. PERMITS; COMPLIANCE WITH LAW. Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), except where the failure to have, or the suspension or cancellation of, any of the Company Permits, individually or in the aggregate, has no Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits, individually or in the aggregate, has no Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected or (ii) any Company Permits, except for any such conflicts, defaults or violations that, individually or in the aggregate, have no Material Adverse Effect on the Company.

     Section 3.8. SEC FILINGS; FINANCIAL STATEMENTS.

     (a) The Company has filed all forms, reports, schedules, statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Exchange Act and the Securities Act since December 31, 1997 (collectively, including any such documents filed subsequent to the date of this Agreement, the "COMPANY SEC REPORTS") and the Company has made available to the Parent each Company SEC Report filed with the United States Securities and Exchange Commission (the "SEC"). The Company SEC Reports, including any financial statements or schedules included or incorporated therein by reference, at the time they were filed, (i) complied in all material respects with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those Company SEC Reports and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those Company SEC Reports, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any documents with the SEC or any national securities exchange or quotation service or comparable Governmental Entity.

     (b) Each of the consolidated balance sheets included in the Company SEC Reports (including the related notes and schedules) fairly presented, in all material respects, the consolidated financial position of the Company as of the dates set forth in those consolidated balance sheets, in each case in conformity with U.S. GAAP. Each of the consolidated statements of income and of cash flows included in the Company SEC Reports (including any related notes and schedules) fairly presented, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Company and the consolidated Company Subsidiaries for the periods set forth in those consolidated statements of income and of cash flows (subject, in the case of unaudited quarterly statements, to notes and normal year-end audit adjustments that were or will not be material in amount or effect), in each case in conformity with U.S. GAAP consistently applied throughout the periods indicated. All of such balance sheets and statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

     (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of December 31, 1999 including the related notes, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business.

     (d) If the Closing does not occur prior to March 31, 2001, then prior to the Closing, the Company shall deliver to the Parent true, correct and complete copies of the consolidated balance sheet as of December 31, 2000 and the consolidated statements of income and cash flows for the year ended December 31, 2000, including all related notes, in each case of the Company and the consolidated Company Subsidiaries (the "COMPANY 2000 FINANCIAL STATEMENTS"). The Company 2000 Financial Statements, when completed and so delivered, shall have been prepared in accordance with U.S. GAAP, consistently applied and shall fairly present, in all material respects, the consolidated financial position, results of operations and cash flows, as the case may be, of the Company as of the dates and for the periods presented.

     Section 3.9. ABSENCE OF CERTAIN CHANGES OR EVENTS.

     (a) Since December 31, 1999, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and, since such date, there has not been any Material Adverse Effect on the Company.

     (b) Except as set forth in Section 3.9(b) of the Company Disclosure Letter, or except as disclosed in the Company SEC Reports which have been filed and are publicly available prior to the date of this Agreement (the "COMPANY FILED SEC REPORTS") and except as permitted pursuant to Section 5.1, since December 31, 1999, there has not been:

          (i) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by it or any Company Subsidiaries, whether or not covered by insurance, which damage, destruction or loss, individually or in the aggregate, has a Material Adverse Effect on the Company;

          (ii) any material change by the Company in its or any Company Subsidiary's accounting methods, principles or practices, except as required by U.S. GAAP and disclosed in Section 3.9(b) of the Company Disclosure Letter;

          (iii) any declaration, setting aside or payment of any dividend or distribution in respect of shares of the Company capital stock or any redemption, purchase or other acquisition of any of the Company's securities;

          (iv) except for the Retention Plan, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary except as required by applicable Law other than any increase or modification in the ordinary course of business;

          (v) (A) any incurrence or assumption by the Company or any Company Subsidiary of any indebtedness for borrowed money or (B) any guarantee, endorsement or other incurrence or assumption of material liability (whether directly, contingently or otherwise) by the Company or any Company Subsidiary for the obligations of any other person (other than any wholly owned Company Subsidiary), other than indebtedness of less than U.S. $100,000 in the aggregate in the ordinary course of business;

          (vi) any creation or assumption by the Company or any Company Subsidiary of any Lien on any material asset of the Company or any Company Subsidiary, other than (i) in the ordinary course of business, (ii) Liens arising after the date of this Agreement by operation of Law or without the Company's consent, (iii) for purchase money security interests and (iv) for Taxes due but not yet paid, in each case that has no Material Adverse Effect on the Company;

          (vii) any making of any loan, advance or capital contribution to or investment in any person by the Company or any Company Subsidiary, other than in the ordinary course of business, and not in excess of U.S. $100,000;

          (viii) (A) any contract or agreement entered into by the Company or any Company Subsidiary on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (B) any modification, amendment, assignment or termination of or relinquishment by the Company or any Company Subsidiary of any rights under any other Contract (including any insurance policy naming it as a beneficiary or a loss payable payee) that has, individually or in the aggregate, a Material Adverse Effect on the Company other than transactions, commitments, contracts or agreements in the ordinary course of business or those contemplated by this Agreement;

          (ix) any adverse change in the Company's relationships with its material customers, except for changes that, individually or in the aggregate, have no Material Adverse Effect on the Company; or

          (x) any Tax election by the Company or settlement or compromise of any material federal, state, local or foreign Tax liability.

     Section 3.10. EMPLOYEE BENEFIT PLANS; EMPLOYEE RELATIONS.

     (a) Section 3.10(a) of the Company Disclosure Letter contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including multiemployer plans within the meaning of ERISA section 3(37) of ERISA), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, welfare benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of the Company has any present or future right to benefits or under which the Company has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "BENEFIT PLANS." Where appropriate all references to the "COMPANY" in this Section 3.10 shall refer to the Company and any member of its "controlled group" within the meaning of Section 414 of the Code.

     (b) The Company has, with respect to each Benefit Plan, if applicable, delivered or made available to the Parent true and complete copies of: (i) all plan texts and agreements and related trust agreements (or other funding vehicles); (ii) the most recent summary plan descriptions and material employee communications; (iii) the most recent annual report (including all schedules thereto); (iv) the most recent annual audited financial statement and opinion;
(v) if the plan is intended to qualify under Section 401(a) of the Code, the most recent determination letter received from the Internal Revenue Service; and
(vi) all material communications with any Governmental Entity (including the Pension Benefit Guaranty Corporation and the Internal Revenue Service) given or received within the past three years.

     (c) All amounts properly accrued as liabilities to or expenses of any Benefit Plan have been properly reflected on the Company's most recent financial statements to the extent required by U.S. GAAP. Since December 31, 1999, there has been no amendment or change in interpretation by the Company relating to any Benefit Plan which would materially increase the cost thereof.

     (d) No Benefit Plan is subject to either Section 412 of the Code or Title IV of ERISA.

     (e) Each Benefit Plan is in material compliance with all applicable laws and regulations. The Company's 401(k) Plan is the only Benefit Plan sponsored by the Company which is intended to qualify under Section 401(a) of the Code and the Internal Revenue Service has not issued a favorable determination letter as to the form of the plan. Each Benefit Plan that requires registration with a relevant Governmental Entity has been so registered.

     (f) To the knowledge of the Company, there are no Claims (as defined in Section 3.13 hereof) pending or threatened (other than routine claims for benefits) with respect to any Benefit Plan as to which the Company has or could reasonably be expected to have any direct or indirect actual or contingent material liability.

     (g) Each Benefit Plan which is a "group health plan" (as defined in Section 607(1) of ERISA) is in material compliance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Health Insurance

Portability and Accountability Act and any other applicable federal, state or local law.

     (h) There are no (i) Benefit Plans maintained by the Company pursuant to which welfare benefits are provided to current or former employees beyond their retirement or other termination of service, other than coverage mandated by applicable Law, or (ii) unfunded Benefit Plan obligations with respect to any employee of the Company which are not fairly reflected by reserves shown on the Company's financial statements for December 31, 1999.

     (i) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of the Company to severance pay, unemployment compensation (to the knowledge of the Company) or any similar payment, (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to, any current or former employee of the Company, or
(iii) constitute or involve a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), constitute or involve a breach of fiduciary responsibility within the meaning of Section 502(l) of ERISA as to which the Company has or reasonably could be expected to have any direct or indirect actual material liability. No payments made to any employees or directors of the Company or any Company Subsidiary by the Company or any Company Subsidiary as a result of the consummation of the transactions contemplated by this Agreement would be nondeductible under Section 280G of the Code.

     (j) No Benefit Plan is a "multiemployer plan" or "multiple employer plan" within the meaning of the Code or ERISA or the regulations promulgated thereunder.

     (k) Neither the Company nor any Benefit Plan, or to the knowledge of the Company, any "disqualified person" (as defined in Section 4975 of the Code) or any "party in interest" (as defined in Section 3(18) of ERISA), has engaged in any non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in any material liability to the Company.

     (l) None of the employees is represented by a union, and, to the knowledge of the Company, no union organizing efforts have been conducted within the last five years or are now being conducted. The Company does not currently have, nor to the knowledge of the Company, is there now threatened, a strike, picket, work stoppage, work slowdown or other organized labor dispute. The Company has not as of the date hereof incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may have been amended from time to time, or any similar state law.

     Section 3.11. TAX MATTERS. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action, nor is the Company aware of any agreement, plan or other circumstance, that would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

     Section 3.12. CONTRACTS; DEBT INSTRUMENTS. Except for the Contracts filed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, and subsequent Contracts disclosed in Section 3.12 of the Company Disclosure Letter (true, correct and complete copies of which have been made available to the Parent), there is no Contract that is material to the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole. Each of the Contracts to which the Company or a Company Subsidiary is a party or by which it or any of its properties or assets is or may be bound or affected, constitutes a valid and legally binding obligation of the Company or such Company Subsidiary and, to the Company's knowledge, of the other parties thereto, enforceable in accordance with its terms subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and (ii) the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity), and is in full force and effect, except to the extent the failure to be so valid, binding or enforceable, individually or in the aggregate, has no Material Adverse Effect on the Company. Except as set forth in Section 3.12 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary, nor to the Company's knowledge, any other person, is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which the Company or a Company Subsidiary is a party or by which it or any of its properties or assets is or may be bound or affected, except for violations or defaults that, individually or in the aggregate, have no Material Adverse Effect on the Company. Set forth in Section 3.12 of the Company

Disclosure Letter is a description of any material changes to the amount and terms of the indebtedness of the Company and the consolidated Company Subsidiaries as described in the notes to the financial statements set forth in the Company's consolidated financial statements for the year ended December 31, 1999 provided by the Company to the Parent prior to the execution of this Agreement.

     Section 3.13. LITIGATION. There is no suit, claim, action, proceeding or investigation (collectively, "Claims") pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Entity that, if adversely determined, individually or in the aggregate, has a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, has a Material Adverse Effect on the Company.

     Section 3.14. ENVIRONMENTAL MATTERS. Except as has no Material Adverse Effect on the Company:

     (a) the Company and the Company Subsidiaries are and have been in compliance with all applicable Laws relating to pollution, protection of the environment or health and safety ("ENVIRONMENTAL LAWS");

     (b) there is no liability or claim pursuant to Environmental Laws or principles of common law relating to pollution, protection of the environment or health and safety pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary; and

     (c) there is no civil, criminal or administrative judgment or notice of responsibility or violation outstanding against the Company or any Company Subsidiary pursuant to Environment Laws or principles of common law relating to pollution, protection of the environment or health and safety.

     Section 3.15. INTELLECTUAL PROPERTY.

     (a) For purposes of this Agreement, "INTELLECTUAL PROPERTY" means all of the following as they exist in any jurisdiction throughout the world, in each case, to the extent owned by, licensed by or to, or otherwise used or held for use by the Company or the Company Subsidiaries:

          (i) patents, patent applications and the inventions, designs and improvements described and claimed therein, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or resubmitted) (collectively, "PATENTS");

          (ii) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration thereof (collectively, "Trademarks");

          (iii) copyrights, including all renewals and extensions, copyright registrations and applications for registration, and non-registered copyrights, which shall include, without limitation, the relevant non-public aspects of the IDEA simulations system software and it's source code (collectively, "COPYRIGHTS");

          (iv) trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection), which shall include, without limitation, the relevant non-public aspects of the IDEA simulations system software and it's source code (collectively, "TECHNOLOGY");

          (v) computer software and firmware programs or listings, including all source code, object code, complete system build software and documentation related thereto, which shall include, without limitation, the IDEA simulations system software and it's source code ("SOFTWARE");

          (vi) all licenses, and sublicenses, and other agreements or permissions related to the property described in this Section 3.15(a); and

          (vii) all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all Intellectual Property described herein owned by the Company or any of the Company Subsidiaries.

     (b) DISCLOSURE.

          (i) Section 3.15(b)(i) of the Company Disclosure Letter sets forth all material United States and foreign patents and patent applications, trademark and service mark registrations and applications, Internet domain name registrations and applications, and copyright registrations and applications owned or licensed by the Company or any Company Subsidiary or otherwise used or held for use by the Company or any Company Subsidiary (excluding off-the-shelf software licensed to the Company and licenses or sublicenses that are not material to the business of the Company and the Company Subsidiaries, taken as a whole), specifying as to each item, as applicable: (A) the nature of the item, including the title; (B) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (C) the issuance, registration or application numbers and dates.

          (ii) Section 3.15(b)(ii) of the Company Disclosure Letter sets forth all licenses, sublicenses and other agreements or permissions ("IP LICENSES") under which the Company or any Company Subsidiary is a licensee or otherwise is authorized to use or practice any Intellectual Property other than licenses of off-the-shelf software and licenses or sublicenses that are not material to the business of the Company and the Company Subsidiaries, taken as a whole.

          (iii) Section 3.15(b)(iii) of the Company Disclosure Letter sets forth and describes the status of any material agreements (including licenses and sublicenses) involving Intellectual Property rights of the Company or Company Subsidiaries which relate to the Company's IDEA simulations system software and its source code that are currently being licensed to third parties ("INTELLECTUAL PROPERTY AGREEMENTS").

          (iv) Section 3.15(b)(iv) of the Company Disclosure Letter sets forth and describes the status of any material agreements (including licenses and sublicenses, but excluding off-the-shelf software licensed to the Company) involving intellectual property rights currently in negotiation or proposed to be licensed for use by the Company or any Company Subsidiary ("PROPOSED INTELLECTUAL PROPERTY AGREEMENTS").

          (v) Section 3.15(b)(v) of the Company Disclosure Letter sets forth all material trade secrets, know-how, and proprietary databases that are owned, licensed, maintained, controlled or otherwise used or held for use, by the Company or any Company Subsidiaries which relate to the Company's IDEA simulations system software and its source code, specifying as to each item, as applicable, the nature of the item and rights held thereto.

     (c) OWNERSHIP. The Company or the Company Subsidiaries are the exclusive assignees or licensees of all material Patents and Copyrights, are the beneficial and/or registered owners of the Trademarks and are the assignees or licensees of the material items of Technology, in each case free and clear of all Liens and with the right to transfer to third parties such rights in (a) Patents and Trademarks and (b) subject to the immediately following sentence, Copyrights and Technology related to the IDEA simulations software and its source code. In connection with the development of the Company's IDEA simulations system software, (i) NaviCyte has the right to use the in vivo and in vitro data contributed by, or on behalf of, third parties for such use; (ii) NaviCyte and the Company are the assignees of the in vitro data contributed by them, (iii) NaviCyte and the Company have the right to use the public domain in vivo data obtained by them, and (iv) NaviCyte is the exclusive assignee of the IDEA simulations system software and its source code. NaviCyte or the Company is the exclusive assignee of all rights in and to the pharmacokinetic simulation model parameters developed by NaviCyte and obtained for the purpose of optimization of the models in the Company's IDEA simulations system software using the data listed in the immediately preceding sentence, and is the assignee of the following patent applications: U.S. 09/320,069, PCT/US99/21151, U.S. 09/320,372, U.S. 09/320,270, PCT/U.S.99/21001, U.S.09/320,371, U.S. 09/320,545,
U.S. 09/320,544, U.S. 60/221,548, and U.S. 60/224,106. The items described in the
immediately preceding sentence and in clause (ii) and (iv) in the next preceding sentence shall be referred to collectively as the "NAVICYTE INTELLECTUAL PROPERTY.". The NaviCyte Intellectual Property is free and clear of all Liens. The Company and the Company Subsidiaries possess valid and enforceable rights (to the knowledge of the Company, as such rights relate to or derive from other entities) in, and, except where the same may be determined to infringe the rights of others, have the necessary rights to use, sell, license, transfer or assign, all Intellectual Property that is material to the business of the Company and the Company Subsidiaries, taken as a whole.

     (d) LICENSES. The Company has a valid and enforceable license (to the knowledge of the Company, as such rights relate to or derive from other entities) to use all Intellectual Property not owned by the Company that is material to the business of the Company and the Company Subsidiaries, taken as a whole, subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and (ii) the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). Each of the Company and the Company Subsidiaries is not, nor as a result of the execution or delivery of this Agreement, or performance of the Company's or any of the Company Subsidiaries' obligations hereunder or thereunder, will the Company or any of the Company Subsidiaries be, in violation of any license, sublicense or other agreement relating to the Company Intellectual Property to which the Company or any of the Company Subsidiaries is a party or otherwise bound that is material to the business of the Company and the Company Subsidiaries, taken as a whole. Each of the Company and the Company Subsidiaries is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by the Company or any of the Company Subsidiaries or their respective successors or licensees in the Intellectual Property with respect to which the Company is the assignee.

     (e) CLAIMS.

          (i) No claim or action is pending or, to the knowledge of the Company, threatened and the Company does not know of any basis for any claim that challenges the validity, enforceability, ownership, or right to use, sell or license any Company-owned Intellectual Property, and no item of Intellectual Property owned by the Company or to the knowledge of the Company which is owned by a third party, is subject to any outstanding order, ruling, decree, stipulation, charge or agreement restricting in any manner the use or the licensing thereof, except for those claims, actions, orders, rulings, decrees, stipulations, charges and agreements which, individually or in the aggregate, have no Material Adverse Effect on the Company.

          (ii) The Company has not received any notice that it has infringed upon or otherwise violated the intellectual property rights of third parties or received any claim, charge, complaint, demand or notice alleging any such infringement or violation.

          (iii) To the knowledge of each of the Company and the Company Subsidiaries, the current use, reproduction, modification, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company-owned Intellectual Property or any other authorized exercise of rights in or to the Company-owned Intellectual Property by the Company or any of the Company Subsidiaries or their respective successors or licensees does not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral work, other intellectual property right, right of privacy, right of publicity, or right in personal or other data of any Person. Further, to the knowledge of each of the Company and the Company Subsidiaries, the use, reproduction, modification, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Licensed Intellectual Property or any other authorized exercise of rights in or to the Company Licensed Intellectual Property by the Company or any of the Company Subsidiaries or their respective successors or licensees does not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any Person.

          (iv) To the knowledge of the Company, no third party is infringing upon or otherwise violating any Company-owned rights in material Intellectual Property.

          (v) The Company's products have been marked as required by the applicable Patent statute and the Company has given the public notice of its Copyrights and notice of its Trademarks as required by the applicable Trademark and Copyright statutes, in each case except to the extent the failure to do so has no Material Adverse Effect on the Company.

     (f) ADMINISTRATION AND ENFORCEMENT. The Company has taken all commercially reasonable actions to obtain, maintain and enforce the Intellectual Property rights owned or controlled by the Company.

     (g) PROTECTION OF INTELLECTUAL PROPERTY. The Company has taken all reasonable precautions to protect and maintain its Intellectual Property (which shall include, without limitation, the NaviCyte Intellectual Property) that is material to the business of the Company and the Company Subsidiaries, taken as a whole including, without limitation, entering into appropriate confidentiality agreements with all officers, directors, employees, and other persons that have had or currently have access to the Company's Technology. The Company's trade secrets have not been disclosed to any persons other than the Company's employees, stockholders and contractors who had a need to know and use such trade secrets in the ordinary course of employment or contract performance and who executed appropriate confidentiality agreements or who are under obligations of confidentiality under applicable Law in any manner that could reasonably be expected to materially and adversely affect the rights of the Company to such trade secrets. Since their respective dates of formation, each of the Company and the Company Subsidiaries has obtained from each officer and employee thereof a written agreement under which such officer or employee is obligated to disclose and transfer to the Company or any of the Company Subsidiaries, without the receipt by such officer or employee of any value therefor (other than normal salary or other reward based on a Company or Company Subsidiary award program to encourage creativity), any inventions, developments and discoveries which during the period such Person is an officer of the Company or such Company Subsidiary or of employment with the Company or any of the Company Subsidiaries he or she makes or conceives of either solely or jointly with others, that relate to any subject matter with which his or her work for the Company or any of the Company Subsidiaries may be concerned, or relate to or are connected with the business, products or projects of the Company or any of the Company Subsidiaries, or involve the use of the Company's or any of the Company Subsidiaries' time, material or facilities. Each of the Company and the Company Subsidiaries has obtained legally binding written agreements, subject to (x) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and (y) the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity), from all officers, employees and third parties (who/which are not under an obligation of confidentiality under applicable Law) with whom the Company or any of the Company Subsidiaries has shared confidential proprietary information
(i) of the Company or any of the Company Subsidiaries or (ii) received from others which the Company or any of the Company Subsidiaries is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential. Neither the Company nor any of the Company Subsidiaries is aware, based on the representations of their respective officers and employees and without having made specific inquiry other than through its normal employment process, that any of the officers or employees of the Company or any of the Company Subsidiaries is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or any of the Company Subsidiaries, or that would conflict with the business of the Company or any of the Company Subsidiaries.

     (h) SOFTWARE. All Software that is material to the Company's business and used by the Company or the Company Subsidiaries is described in Section 3.15(h) of the Company Disclosure Letter. The Software performs in material conformance with its documentation and may following the Merger be used by the Surviving Corporation on identical terms and conditions as the Company enjoyed immediately prior to the Merger.

     (i) BREACHES. To the Company's knowledge, no employee or contractor of the Company or any of the Company Subsidiaries has transferred Intellectual Property or confidential or proprietary information to the Company or any of the Company Subsidiaries or to any third party in violation of any Law or any term of any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to the relationship of such employee with the Company or any of the Company Subsidiaries or any prior employer.

     (j) RELATED PARTIES; ETC. The Company and the Company Subsidiaries do not use any Intellectual Property owned by any director, officer, or employee of the Company. At no time during the conception or reduction to practice of any of the Intellectual Property owned by the Company or any of the Company Subsidiaries was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Entity or subject to any employment agreement, invention assignment, nondisclosure agreement or other Contract with any person, that could reasonably be expected to materially and adversely affect the rights of the Company or any of the Company Subsidiaries to use any Intellectual Property that is material to the business of the Company and the Company Subsidiaries, taken as a whole.

     Section 3.16. TAXES. Except to the extent that failure to do so, individually or in the aggregate, has no Material Adverse Effect on the Company, the Company and the Company Subsidiaries have filed all Tax returns and reports to be filed by them and have paid, or established adequate reserves for, all Taxes required to be paid by them. Except as, individually or in the aggregate, has no Material Adverse Effect on the Company, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any Company Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending. Neither the Company nor any Company Subsidiary is a party to any Tax allocation or sharing agreement other than between or among themselves. Neither the Company nor any Company Subsidiary has been a member of an affiliated group filing a consolidated federal income Tax return other than Tax returns as to which the Company is the common parent. As used in this Agreement, "TAXES" shall mean all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, and shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, tariffs or governmental charges.

     Section 3.17. NON-COMPETITION AGREEMENTS. Neither the Company nor any Company Subsidiary is a party to any Contract which purports to restrict or prohibit in any material respect the Company and the Company Subsidiaries collectively from, directly or indirectly, (i) engaging in any business currently conducted by or engaged in by the Company or any Company Subsidiary or (ii) soliciting any person in connection with the business of the Company. To the knowledge of the Company, none of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any Company Subsidiary or affiliate of either of them from, directly or indirectly, engaging in any of the businesses described above.

     Section 3.18. ACQUISITIONS AND DISPOSITIONS . All of the representations and warranties made by the Company and each Company Subsidiary in any agreement in respect of the sale of assets or capital stock (other than shares of capital stock of the Company or sales of assets in the ordinary course of business) that was entered into by the Company after December 31, 1996 ("DISPOSITION AGREEMENT") were true and correct on and as of the dates required therein. The Company or Company Subsidiary, as the case may be, has paid all consideration contemplated by each Disposition Agreement and each agreement in respect of the acquisition of assets or capital stock (other than shares of capital stock of the Company or sales of assets in the ordinary course of business), that was entered into by the Company after December 31, 1996 (an "ACQUISITION AGREEMENT") and there are no continuing obligations of the Company or any Company Subsidiary with respect to the payment of any such consideration. Neither the Company nor any Company Subsidiary has received notice of any claim for indemnification under any Acquisition Agreement or Disposition Agreement and neither the Company nor any Company Subsidiary has any knowledge of any basis for any such claim.

     Section 3.19. AGREEMENTS WITH REGULATORY AGENCIES. Neither the Company nor any of the Company Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, a "COMPANY REGULATORY AGREEMENT"), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its management or its business (except for any Company Regulatory Agreements that, individually or in the aggregate, have no Material Adverse Effect on the Company) or could reasonably be expected, following consummation of the Merger, to impair the Parent's ability to conduct the business of the Surviving Corporation, the Parent or any Parent Subsidiary, as presently conducted. Neither the Company nor any Company Subsidiary has been advised by any Governmental Entity that such Governmental Entity is considering issuing or requesting any Company Regulatory Agreement, except for any such proposed Company Regulatory Agreements that, individually or in the aggregate, has no Material Adverse Effect on the Company.

     Section 3.20. OPINION OF FINANCIAL ADVISOR. Lazard Freres & Co. LLC (the "COMPANY FINANCIAL ADVISOR") has delivered to the Board of Directors of the Company its oral opinion to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the Company's stockholders from a financial point of view, which opinion was or will promptly after the date of this Agreement be confirmed in writing and accompanied by an authorization to include a copy of such opinion in the Proxy Materials in its entirety. The Company has delivered or will, promptly after receipt of such written opinion, deliver a signed copy of that written opinion to the Parent.

     Section 3.21. BROKERS. No broker, finder or investment banker other than the Company Financial Advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has made available to the Parent a complete and correct copy of all agreements between the Company and the Company Financial Advisor under which the Company Financial Advisor would be entitled to any payment relating to the Merger or such other transactions.

     Section 3.22. CERTAIN STATUTES. No "fair price," "moratorium," "control share acquisition" or other similar state or federal anti-takeover statute or regulation, including Section 203 of the DGCL (each a "TAKEOVER STATUTE") is, as of the date of this Agreement, applicable to the Merger.

     Section 3.23. INFORMATION. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement (as defined in Section 5.4(a) hereof) or the Registration Statement (as defined in
Section 5.4(a) hereof) will, in the case of the Registration Statement, at the time it becomes effective and at the Effective

Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Registration Statement or necessary to make the statements in that Registration Statement not misleading, or, in the case of the Proxy Statement or any amendments of or supplements to the Proxy Statement, at the time of the mailing of the Proxy Statement and any amendments of or supplements to the Proxy Statement and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Proxy Statement or necessary in order to make the statements in that Proxy Statement, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for those portions of the Proxy Statement that relate only to the Parent or the Parent Subsidiaries or affiliates of the Parent) will comply as to form in all material respects with the provisions of the Exchange Act.

     Section 3.24. VOTE REQUIRED. The Requisite Company Vote is the only vote of the holders of any class or series of the Company's capital stock necessary (under the Company Charter Documents, the DGCL, other applicable Law or otherwise) to approve this Agreement, the Merger or the other transactions contemplated by this Agreement.

     Section 3.25. INVESTMENT COMPANY ACT. The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE PARENT

     The Parent represents and warrants to the Company, subject to such exceptions or qualifications to specific representations and warranties as are disclosed in writing in the disclosure letter previously delivered by the Parent to the Company (the "PARENT DISCLOSURE LETTER"):

     Section 4.1. ORGANIZATION AND QUALIFICATION. The Parent has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Parent and the subsidiaries of the Parent (each a "PARENT SUBSIDIARY") is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, has no Material Adverse Effect on the Parent. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT ON THE PARENT" means any state of affairs or change that has had, or will reasonably be likely to have, a material adverse effect on the business, assets, properties, results of operations or condition (financial or otherwise) of the Parent and the Parent Subsidiaries, taken as a whole, or that has materially impaired or will materially impair the ability of the Parent to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, except that none of the following shall be deemed in themselves to constitute a Material Adverse Effect on the Parent: (i) any change in the market price or trading volume of the securities of the Parent after the date hereof or (ii) any change in general economic conditions;
(iii) any adverse change affecting the biotechnology industry generally; and
(iv) transaction costs, taxes, accounting changes, integration costs and other effects that result directly from the announcement or consummation of the transactions contemplated by this Agreement. The Parent has conducted its business for a period of at least three years.

     Section 4.2. CAPITALIZATION.

     (a) As of September 30, 2000, (i) 18,254,000 shares of Parent Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, (ii) the authorized capital of the Parent consisted of euro 5,571,000 and (ii) the conditional capital of the Parent consisted of euro 1,239,000, reserved for issuance upon exercise of outstanding Parent Stock Options and Parent Stock Options to be granted in the future. Except as set forth above, as of September 30, 2000, no shares of capital stock or other voting securities of the Parent were issued, reserved for issuance or outstanding and, since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except upon the exercise of the Parent Stock Options outstanding on such date and no resolution of the management board of the Parent has been passed to increase the share capital of the Parent from authorized capital.

     (b) Between September 30, 2000 and the date of this Agreement, no options to purchase shares of Parent Common Stock ("PARENT STOCK OPTIONS") have been granted by the Parent under the Parent's 2000 Stock Option Plan (the "PARENT'S OPTION PLANS"). Except (i) Parent Stock Options to purchase an aggregate of not more than 1,160,000 shares of Parent Common Stock outstanding or available for grant under the Parent's Option Plans, or (ii) under agreements or arrangements described in Section 4.2(b) of the Parent Disclosure Letter, there are no options, warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Parent is a party or by which the Parent is bound relating to the issued or unissued capital stock of the Parent or any Parent Subsidiary or obligating the Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, other equity interests in, or securities exchangeable for or convertible in the capital stock or other equity interest in the Parent or any Parent Subsidiary. None of the Parent Stock Options which are subject to vesting will vest as a result of the consummation of the Merger.

     (c) Subject to Section 5.20, the shares of Parent Common Stock that underlie the Parent ADSs to be delivered in connection with the Merger will be duly authorized by all necessary corporate action, and when issued in accordance with this Agreement, will be validly issued, fully paid, nonassessable and will not be subject to preemptive rights. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and each such share owned by the Parent or a Parent Subsidiary is free and clear of all Liens, except where failure to own such shares free and clear, individually or in the aggregate, has no Material Adverse Effect on the Parent.

     Section 4.3. AUTHORITY.

     (a) The Parent has all necessary corporate power and authority to execute and deliver this Agreement (the "REQUISITE PARENT APPROVAL"), to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement to be consummated by the Parent. This Agreement has been validly executed and delivered by the Parent, and assuming the due authorization, execution and delivery by the other parties hereto and subject to Section 5.20, constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms.

     Section 4.4. NO CONFLICT.

     (a) Except as set forth in Section 4.4 of the Parent Disclosure Letter, the execution and delivery of this Agreement by the Parent do not, and the performance of this Agreement by the Parent will not:

          (i) conflict with or violate any provision of the Parent's articles of association (Satzung);

          (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.5 have been obtained and all filings and obligations described in Section 4.5 have been made, conflict with or violate any Law applicable to the Parent or by which any property or asset of the Parent is or may be bound or affected, except for any such conflicts or violations that, individually or in the aggregate, have no Material Adverse Effect on the Parent; or

          (iii) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Parent or any Parent Subsidiary under, any Contract to which the Parent or any Parent Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected, except for any such breaches, defaults or other occurrences which, individually or in the aggregate, have no Material Adverse Effect on the Parent.

     (b) Section 4.4(b) of the Parent Disclosure Letter sets forth a list of all Contracts to which the Parent or any Parent Subsidiaries are a party or by which they or their assets or properties are or may be bound or affected under which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement, except for those Contracts under which the Parent's failure to obtain the required consents or waivers, individually or in the aggregate, would not result in a Material Adverse Effect on the Parent.

     (c) The copies of the Parent's Charter Documents and of the Parent's entry in the commercial register (Handelsregister) that have been furnished to the Company are complete and correct copies of those documents. The Parent is not in violation of any provision of the Parent Charter Documents.

     (d) The management board of the Parent is authorized to use the authorized capital for the transactions contemplated by this Agreement.

     Section 4.5. REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by the Parent do not, and the performance of this Agreement by the Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements of the Exchange Act, applicable requirements of the Securities Act, applicable requirements of Blue Sky Laws, the rules and regulations of the Nasdaq National Market, the rules and regulations of the Frankfurt Stock Exchange including those applicable to the Neuer Markt segment of the Frankfurt Stock Exchange (the "NEUER MARKT"), applicable requirements of Takeover Statutes, the pre-merger notification requirements of the HSR Act, the filing of the Certificate of Merger as required by the DGCL, (ii) as set forth in Section 5.20, and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, have no Material Adverse Effect on the Parent. Neither the Parent nor any of the Parent Subsidiaries is a party to, bound by, any contract or other agreement that would prohibit or materially delay the transactions contemplated by this Agreement.

     Section 4.6. SEC FILINGS; PARENT FINANCIAL STATEMENTS.

     (a) Parent has filed all forms, reports, schedules, statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Exchange Act and the Securities Act since August 10, 2000 (collectively, including any such documents filed subsequent to the date of this Agreement, the "PARENT SEC REPORTS") and Parent has made available to the Company each Parent SEC Report filed with the SEC. The Parent SEC Reports, including any financial statements or schedules included or incorporated therein by reference, at the time they were filed, (i) complied in all material respects with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those Parent SEC Reports and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those Parent SEC Reports, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any documents with the SEC or any national securities exchange or quotation service or comparable Governmental Entity.

     (b) Each of the consolidated balance sheets included in the Parent SEC Reports (including the related notes and schedules) fairly presented, in all material respects, the consolidated financial position of the Parent as of the dates set forth in those consolidated balance sheets, in each case in conformity with U.S. GAAP. Each of the consolidated statements of income and of cash flows included in the Parent SEC Reports (including any related notes and schedules) fairly presented, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Parent and the consolidated Parent Subsidiaries for the periods set forth in those consolidated statements of income and of cash flows (subject, in the case of unaudited quarterly statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with U.S. GAAP) consistently applied throughout the periods indicated. All of such balance sheets and statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

     (c) Except as and to the extent set forth on the consolidated balance sheet of the Parent and the consolidated Parent Subsidiaries as of March 31, 2000 including the related notes, neither the Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business.

     Section 4.7. ABSENCE OF CERTAIN CHANGES OR EVENTS.

     (a) Except as set forth in the Parent SEC Reports, since March 31, 2000, the Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course and, since such date, there has not been any Material Adverse Effect on the Parent.

     (b) Since the filing of Parent's final prospectus in connection with its initial public offering there has not been any material change by the Parent in its or any Parent Subsidiary's accounting methods, principles or practices.

     (c) Since March 31, 2000 there has not been any declaration, setting aside or payment of any dividend or distribution in respect of, or any redemption, purchase or other acquisition of, any of the Parent's securities.

     Section 4.8. TAX MATTERS. Neither the Parent, nor to the knowledge of the Parent, any of Parent's affiliates has taken or agreed to take any action, nor is the Parent aware of any agreement, plan or other circumstance, that would prevent (i) the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code or (ii) the exchange of shares of Parent Common Stock from meeting the requirements of Treasury Regulation
Section 1.367(a)-3(c)(1).

     Section 4.9. LITIGATION. Except as disclosed in Section 4.9 of the Parent Disclosure Letter, there is no Claim pending or, to the knowledge of the Parent, threatened against the Parent or any Parent Subsidiary before any Governmental Entity that, individually or in the aggregate, has a Material Adverse Effect on the Parent. Neither the Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, has a Material Adverse Effect on the Parent.

     Section 4.10. INTELLECTUAL PROPERTY. The Parent owns, or is validly licensed or otherwise has the right to use all Intellectual Property that is material to the conduct of the business of the Parent and the Parent Subsidiaries, taken as a whole. As of the date of this Agreement, no suits, actions or proceedings are pending, and, to the knowledge of the Parent, no person has threatened to commence any suit, action or proceeding, alleging that the Parent or any Parent Subsidiaries are infringing the rights of any person with regard to any Intellectual Property, except for suits, actions or proceedings that, individually or in the aggregate, would not have a Material Adverse Effect on the Parent. To the knowledge of the Parent, no person is infringing the Intellectual Property rights of the Parent or any Parent Subsidiary, except for infringements which, individually or in the aggregate, would not have a Material Adverse Effect on the Parent.

     Section 4.11. TAXES. Except to the extent that failure to do so, individually or in the aggregate, has no Material Adverse Effect on the Parent, the Parent and the Parent Subsidiaries have filed all Tax returns and reports to be filed by them and have paid, or established adequate reserves for, all Taxes required to be paid by them. Except as, individually or in the aggregate, has no Material Adverse Effect on the Parent, no deficiencies for any Taxes have been proposed, asserted or assessed against the Parent or any Parent Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

     Section 4.12. BROKERS. No broker, finder or investment banker other than the Parent Financial Advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent. Prior to the date of this Agreement, the Parent has made available to the Company a complete and correct copy of all agreements between the Parent and the Parent Financial Advisor under which the Parent Financial Advisor would be entitled to any payment relating to the Merger or such other transactions.

     Section 4.13. INFORMATION. None of the information to be supplied by the Parent for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Registration Statement or necessary to make the statements in that Registration Statement not misleading, or, in the case of the Proxy Statement or any amendments of or supplements to the Proxy Statement, at the time of the mailing of the Proxy Statement and any amendments of or supplements to the Proxy Statement and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Proxy Statement or necessary in order to make the statements in that Proxy Statement, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for those portions of the Proxy Statement that relate only to the Company or the Company Subsidiaries or affiliates of the Company) and the Registration Statement will comply as to form in all material respects with the provisions of the Exchange Act and the Securities Act, respectively.

     Section 4.14. NO VOTE REQUIRED. No vote of any holders of any class or series of the Parent's capital stock is necessary (under the Parent Charter Documents, the DGCL, other applicable Law or otherwise) to approve this Agreement, the Merger, the issuance of Merger Consideration or the other transactions contemplated by this Agreement.

                                   ARTICLE V

                                   COVENANTS

     Section 5.1. CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement or with the prior written approval of the Parent, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of the Company Subsidiaries to conduct its operations only in the ordinary course of business and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, will use commercially reasonable efforts to, and to cause each Company Subsidiary to, preserve intact the business organization of the Company and each of the Company Subsidiaries, to keep available the services of the present officers and key employees of the Company and the Company Subsidiaries, to preserve and keep confidential the trade secrets of the Company and the Company Subsidiaries, and to preserve the good will of customers, suppliers and all other persons having business relationships with the Company and the Company Subsidiaries. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or disclosed in Section 5.1 of the Company Disclosure Letter, prior to the Effective Time, the Company will not, and will not permit any Company Subsidiary to, without the prior written approval of the Parent:

     (a) except as required by applicable Law, adopt any amendment to the certificate of incorporation or by-laws of the Company or the comparable organizational documents of any Company Subsidiary;

     (b) except for (i) issuances of capital stock of Company Subsidiaries to the Company or a wholly owned Company Subsidiary, and (ii) issuances of shares of Company Common Stock upon exercise of (or in lieu of) Company Stock Options or Company Warrants outstanding on the date hereof or in accordance with the terms of the ESPP, issue, reissue, sell or pledge, or authorize the issuance, reissuance, sale or pledge of (x) additional shares of capital stock or other equity securities of any class, or securities convertible into capital stock or other equity securities or any rights, warrants or options to acquire any such convertible securities or capital stock or other equity securities, or
(y) any other securities in respect of, in lieu of, or in substitution for, Company Common Stock outstanding on the date hereof;

     (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between the Company and any wholly owned Company Subsidiary;

     (d) directly or indirectly, split, combine, subdivide, reclassify or redeem, retire, purchase or otherwise acquire, or propose to redeem, retire or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

     (e) except for increases in salary, wages and benefits of officers or employees of the Company or the Company Subsidiaries in accordance with the Retention Plan or in conjunction with new hires, promotions or other changes in job status or increases in salary, wages and benefits to employees of the Company or the Company Subsidiaries pursuant to collective bargaining agreements entered into in the ordinary course of business, (i) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Company or any Company Subsidiaries), (ii) pay any benefit not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies), or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiaries or (iii) establish, adopt, enter into, amend or take any action to accelerate rights under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except in each case to the extent required by applicable Law or contemplated by this Agreement; provided, however, that nothing in this Agreement will be deemed to prohibit the payment of benefits as they become payable or prevent the Company from fulfilling any obligation entered into prior to the date of this Agreement and provided further, that any bonuses paid by the Company in respect of 2000 shall be no greater, in the aggregate, than the actual bonuses paid by the Company in respect of 1999 in the aggregate;

     (f) acquire, sell, lease, license, transfer, pledge, encumber, grant or dispose of (whether by merger, consolidation, purchase, sale or otherwise) any assets, including capital stock of Company Subsidiaries (other than the acquisition and sale of inventory or the disposition of used or excess equipment and the purchase of raw materials, supplies and equipment, or licensing the Company's products or Technology, in each case in the ordinary course of business), or enter into any material commitment or transaction outside the ordinary course of business, other than transactions between a wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary;

     (g) (i) incur, assume or prepay any long-term indebtedness or incur or assume any short-term indebtedness (including, in either case, by issuance of debt securities), (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, or (iii) make any loans, advances or capital contributions to, or investments in, any other person except for loans, advances, capital contributions or investments between any wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary, except (A) in connection with the financing of ordinary course trade payables, (B) advances to customers in the ordinary course of business, (C) indebtedness between the Company and any directly or indirectly wholly owned subsidiary of the Company, or (D) pursuant to the Interim Financing Agreement or other arrangements between the Parent and the Company and/or NaviCyte; or

     (h) terminate, cancel or request any material change in, or agree to any material change in any Contract which is materially adverse to the Company and the Company Subsidiaries taken as a whole, or enter into any Contract which would be materially adverse to the Company and the Company Subsidiaries taken as a whole, in each case other than in the ordinary course of business; or make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, for any fiscal year, in excess of U.S. $100,000 for the Company and the Company Subsidiaries taken as a whole;

     (i) change the Company's accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required pursuant to applicable Law or U.S. GAAP in the reasonable opinion of the Company's independent certified accountants;

     (j) waive, release, assign, settle or compromise any material rights, claims or litigation;

     (k) pay, discharge or satisfy any material claim, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than in the ordinary course of business;

     (l) enter into any agreement or arrangement that materially limits or otherwise restricts the Company or any Company Subsidiary or any successor thereto, or that would, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area; or

     (m) make any Tax election or settle or compromise any material federal, state, local or foreign Tax liability.

     Section 5.2. CERTAIN INTERIM OPERATIONS OF THE PARENT. The Parent covenants and agrees that, except as expressly provided in this Agreement, during the term of this Agreement, without the prior written consent of the Company, which consent will not be unreasonably withheld or delayed, the Parent will not:

     (a) adopt any amendment to the Parent Charter Documents in any manner that changes the fundamental attributes, or adversely affects the value or rights, of the Parent Common Stock;

     (b) declare, set aside, make or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between the Parent and any wholly owned Parent Subsidiary;

     (c) liquidate or adopt a plan of liquidation; or

     (d) materially change the Parent's accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required pursuant to applicable Law or permitted under U.S. GAAP.

     Section 5.3. NOTIFICATION OF CERTAIN MATTERS. The Parent and the Company shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which could reasonably be expected (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, (ii) to cause any material covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects or (iii) to result in, in the case of Parent, a Material Adverse Effect on the Parent and, in the case of the Company, a Material Adverse Effect on the Company, (b) any failure of the Company or the Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder, (c) any notice or other material communications from any Governmental Entity in connection with the transactions contemplated by this Agreement and (d) the commencement of any suit, action or proceeding that seeks to prevent, seeks damages in respect of, or otherwise directly relates to the consummation of the transactions contemplated by this Agreement. The Company will keep Parent's Director of Intellectual Property informed of all proposed filings in respect of the Company Intellectual Property.

     Section 5.4. PROXY STATEMENT.

     (a) As promptly as practicable after the execution of this Agreement, the Parent and the Company shall jointly prepare and file with the SEC a single document that will constitute (i) the proxy statement of the Company relating to the special meeting of the Company's stockholders (the "COMPANY STOCKHOLDERS MEETING") to be held to consider approval and adoption of this Agreement and the Merger, (ii) the registration statement on Forms F-4 and F-6 of the Parent (together with all amendments thereto, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of the Parent ADSs (and the Parent Common Stock underlying such Parent ADSs) to be issued to the stockholders of the Company in connection with the Merger and the prospectus included in the Registration Statement

(such single document, together with any amendments thereof or supplements thereto, the "PROXY STATEMENT"). Substantially contemporaneously with the filing of the Proxy Statement with the SEC, copies of the Proxy Statement shall be provided to the Nasdaq National Market. The Parent and the Company each shall use commercially reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement (the "REGISTRATION STATEMENT EFFECTIVE DATE"), the Parent shall take all or any action required under any applicable Law in connection with the issuance of Parent ADSs pursuant to the Merger. The Parent or the Company, as the case may be, shall furnish all information concerning the Parent or the Company as the other party may reasonably request in connection with such actions and the preparation of the Proxy Statement. As promptly as practicable after the Registration Statement Effective Date, the proxy statement and prospectus included in the Proxy Statement (collectively, the "PROXY MATERIALS") will be mailed to the stockholders of the Company. The Parent and the Company shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, including Sections 14(a) and 14(d) thereof and the respective regulations promulgated thereunder, (ii) the Securities Act, (iii) the rules and regulations of the Nasdaq National Market principal securities exchanges and quotation services on which the common stock, (iv) the DGCL and (v) any other applicable Law.

     (b) Subject to Section 5.7(e), the Proxy Statement shall include the unconditional recommendation of the Board of Directors of the Company to the stockholders of the Company that they vote in favor of the adoption of this Agreement and the Merger. In addition, the Proxy Statement and the Proxy Materials will include a copy of the written opinion of the Company Financial Advisor referred to in Section 3.20.

     (c) No amendment or supplement to the Proxy Statement will be made without the approval of each of the Parent and the Company, which approval shall not be unreasonably withheld or delayed. Each of the Parent and the Company will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC or the Nasdaq National Market for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     (d) The information supplied by the Company for inclusion in the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Materials (or any amendment of or supplement to the Proxy Materials) are first mailed to the stockholders of Company, (iii) the time of the Company Stockholders Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform the Parent. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the DGCL, the Securities Act and the Exchange Act.

     (e) The information supplied by the Parent for inclusion in the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Materials (or any amendment of or supplement to the Proxy Materials) are first mailed to the stockholders the Company, (iii) the time of the Company Stockholders Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by the Parent that should be set forth in an amendment or a supplement to the Proxy Statement, the Parent shall promptly inform the Company. All documents that the Parent is responsible for filing in connection with the transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the DGCL, the Securities Act and the Exchange Act.

     Section 5.5. COMPANY STOCKHOLDERS MEETING. The Company shall call and hold the Company Stockholders Meeting as promptly as practicable after the Registration Statement Effective Date for the purpose of voting upon the adoption of this Agreement, which in any event shall not be prior to February 11, 2001, and the Parent and the Company will cooperate with each other to cause the Company Stockholders Meeting to be held as soon as practicable following the mailing of the Proxy Materials to the stockholders of the Company. The Company shall use commercially reasonable efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the adoption of this Agreement, and shall take all other action necessary or advisable to secure the Requisite Company Vote, except to the extent that the Board of Directors of the Company determines in good faith (after consultation with the Company's counsel) that doing so would be inconsistent with its fiduciary duties to the Company's stockholders under applicable Laws.

     Section 5.6. ACCESS TO INFORMATION; CONFIDENTIALITY.

     (a) Except as required under any confidentiality agreement or similar agreement or arrangement to which the Parent or the Company or any of their respective subsidiaries is a party or under applicable Law or the regulations or requirements of any securities exchange or quotation service or other self regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, the Parent and the Company shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, financial advisors, investment bankers, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof; and (ii) furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted under this Section 5.6 shall affect or be deemed to modify any representation or warranty made in this Agreement.

     (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreements dated November 2, 2000 (the "CONFIDENTIALITY AGREEMENT"), between the Parent and the Company with respect to the information disclosed under this Section 5.6.

     Section 5.7. NO SOLICITATION.

     (a) The Company agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any Company Subsidiaries or any of its or the Company Subsidiaries' Representatives, directly or indirectly, to (i) solicit, initiate or encourage any inquiries or the making of any offer or proposal with respect to (x) any merger, consolidation, share exchange, recapitalization, business combination or similar transaction, (y) any sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of assets representing 15% or more of the assets of the Company and the Company Subsidiaries, taken as a whole, or (z) any sale of shares of capital stock representing, individually or in the aggregate, 10% or more of the voting power of the Company other than to the Company or a Company Subsidiary, including by way of a tender offer or exchange offer by any person (other than the Company or a Company Subsidiary) for shares of capital stock representing 5% or more of the voting power of the Company, other than the transactions contemplated by this Agreement (any of the foregoing inquiries, offers or proposals being referred to in this Agreement as a "TAKEOVER PROPOSAL"), (ii) negotiate or otherwise engage in substantive discussions with any person (other than the Parent or its Representatives) that has submitted or proposed to submit any Takeover Proposal, (iii) provide to any person any non-public information or data relating to the Company or any Company Subsidiary for the purpose of facilitating the making of any Takeover Proposal, or (iv) agree to approve or recommend any Takeover Proposal or otherwise enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided, however, that if the Board of Directors of the Company determines in good faith (after consultation with the Company's independent legal counsel) that failure to do so would be inconsistent with its fiduciary duties to the Company's stockholders under applicable Laws, the Company may, in response to a Takeover Proposal, which, if consummated, would constitute a Superior Proposal, which proposal was not solicited by it and which did not otherwise result from a breach of this Section 5.7, and subject to providing prior written notice of its decision to take such action to the Parent and compliance with the other requirements of this Section 5.7, (A) furnish information with respect to the Company and the Company Subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement (as determined in good faith by the Company after consultation with its independent legal counsel), (B) participate in discussions or negotiations regarding such Superior Proposal or (C) enter into a definitive agreement providing for the implementation of a Superior Proposal if the Company or the Board of Directors is simultaneously terminating this Agreement pursuant to Section 7.1(h).

     (b) In addition to the obligations of the Company set forth in paragraph
(a) of this Section 5.7, the Company shall as promptly as is practicable advise the Parent orally and in writing of any request for information relating to any Takeover Proposal and the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. The Company will keep the Parent informed of the status (including amendments or proposed amendments) of any such request or Takeover Proposal.

     (c) Nothing contained in this Section 5.7 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, or from making any other disclosure to the Company's stockholders, that is required by applicable Law or by the Board of Directors' fiduciary duties.

     (d) The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Company or its Representatives with any parties conducted heretofore with respect to any of the foregoing, and will promptly inform the Representatives of the obligations undertaken in this Section 5.7.

     (e) The Board of Directors of the Company will not withdraw or modify, or propose to withdraw or modify, in any manner adverse to the Parent, its approval or recommendation of this Agreement or the Merger, except in connection with a Superior Proposal and then only upon or after the termination of this Agreement pursuant to Section 7.1(h) and payment to the Parent of the amounts referred to in Section 7.3(b); provided, however, that the Board of Directors of the Company may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation if the Board of Directors of the Company determines in good faith (after consultation with the Company's counsel) that failure to so withdraw, modify or change its recommendation would be inconsistent with its fiduciary duties to the Company's stockholders under applicable Laws.

     (f) For purposes of this Agreement, "SUPERIOR PROPOSAL" means any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction, for consideration to the Company's stockholders consisting of cash and/or securities, over 15% of the shares of the Company's capital stock then outstanding on terms which the Board of Directors of the Company determines in their good faith judgment (after consultation with the Company's financial advisors and legal counsel),
(i) would, if consummated, result in a transaction that is more favorable to the Company's stockholders (in their capacity as stockholders) from a financial point of view than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed on the proposed terms.

     Section 5.8. EMPLOYEE BENEFITS MATTERS.

     (a) Effective as of the Effective Time and until December 31, 2001, the Parent shall provide, or cause the Surviving Corporation and its subsidiaries and successors to provide, those persons who, at the Effective Time, were employees of the Company and its subsidiaries ("COVERED EMPLOYEES"), with benefits and compensation during their continuing employment that are substantially equivalent, in the aggregate, to the compensation and benefits provided to such employees as of the date of this Agreement; provided that the foregoing shall not apply to the Company's ESPP or the Company's Stock Option Plans, each of which shall be terminated as of the Effective Time; provided, further, that nothing herein shall restrict the Parent or the Surviving Corporation from terminating the employment of any such employees in accordance with applicable laws and contractual rights, if any, of such employees.

     (b) The Parent will, or will cause the Surviving Corporation to: (i) waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Covered Employees under any welfare plan that such employees may be eligible to participate in after the Effective Time; (ii) provide each such Covered Employee with credit for any co-payment and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time; and (iii) provide each Covered Employee with credit for purposes of vesting and eligibility for all service with the Company and its affiliates under each employee benefit plan, program, or arrangement of the Parent or its affiliates in which such employees are eligible to participate to the extent such service was credited for similar purposes under similar plans of the Company or any Company Subsidiary; provided, however, that in no event shall the Covered Employees be entitled to any credit to the extent that it would result in a duplication of benefits with respect to the same period of service.

     (c) The Parent shall (i) cause the Surviving Corporation after the consummation of the Merger to pay all amounts provided under all of the Company's Benefit Plans in accordance with their terms, and (ii) honor and cause the Surviving Corporation to honor all rights, privileges and modifications to or with respect to any Benefit Plans which become effective as a result of such change in control in accordance with their terms, subject in each case to all rights amend or terminate any Benefit Plan in accordance with its terms.

     (d) The Company shall cause the ESPP to be terminated as of December 31, 2000, such that (A) no new offering period shall commence after such date and
(B) no employee of Company or any Company Subsidiary not participating in the ESPP as of such date shall become a participant in the ESPP after such date.

     Section 5.9. DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

     (a) The Certificate of Incorporation and By-laws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification at least as favorable to employees, agents, directors or officers of the Company and the Company Subsidiaries (the "INDEMNIFIED PARTIES") as those provided in the certificate of incorporation or by-laws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties unless such modification is required by law; provided, however, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. The foregoing parties are expressly made third party beneficiaries to the provisions of this Section 5.9. Effective after the Closing, Parent shall guarantee the prompt payment of any obligations of the Company and the Company Subsidiaries to indemnify the Indemnified Parties, and to pay legal and other expenses as incurred, in accordance with the foregoing rights to indemnification or under the indemnification agreements between the Company and its current and former officers and directors.

     (b) The Parent agrees that the Company and, at and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are at least as favorable and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the annual premium shall not exceed 175% of the last annual premium paid by the Company prior to the date of this Agreement and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.9(b) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

     Section 5.10. LETTERS OF ACCOUNTANTS.

     (a) If requested by the Parent, the Company shall use its commercially reasonable efforts to cause to be delivered to the Parent a "comfort" letter of Ernst & Young LLP, the Company's independent public accountants, dated and delivered on the Registration Statement Effective Date (and, if requested by the Parent, a second such letter dated as of the Effective Time) and addressed to the Parent in form and substance reasonably satisfactory to the Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions contemplated by this Agreement.

     (b) If requested by the Company, the Parent shall use its commercially reasonable efforts to cause to be delivered to the Company a "comfort" letter of Ernst & Young LLP, the Parent's independent public accountants, dated and delivered the Registration Statement Effective Date (and, if requested by the Company, a second such letter dated as of the Effective Time) and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions contemplated by this Agreement.

     Section 5.11. COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement and applicable Laws, each of the parties to this Agreement shall use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other party to this Agreement in doing, as promptly as practicable, all things necessary, proper or advisable under applicable Laws to ensure that the conditions set forth in Article VI are satisfied and to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

     Section 5.12. CONSENTS; FILINGS; FURTHER ACTION.

     (a) Subject to the terms and conditions of this Agreement, each of the parties to this Agreement shall use commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, (iii) make all necessary filings, and thereafter make any other submissions either required or deemed appropriate by each of the parties, with respect to this Agreement and the Merger and the other transactions contemplated by this Agreement required under (A) the Securities Act, the Exchange Act and any other applicable federal or Blue Sky Laws, (B) the HSR Act, (C) the DGCL and the German Stock Corporation Law (Aktiengesetz), (D) any other applicable Law and (E) the rules and regulations of the Nasdaq National Market. The parties to this Agreement shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing, and none of the parties will file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger and the other transactions contemplated by this Agreement at the behest of any Governmental Entity without the consent and agreement of the other party to this Agreement, which consent shall not be unreasonably withheld or delayed.

     (b) Without limiting the generality of Section 5.12(a), each party to this Agreement shall promptly inform the other party of any communication from the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority regarding any of the transactions contemplated by this Agreement. If any party or any affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The Parent will advise the Company promptly in respect of any understandings, undertakings or agreements (oral or written) which the Parent proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority in connection with the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, the Parent shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any domestic or foreign government or governmental authority or any multinational authority. Notwithstanding the foregoing, nothing in this Section 5.12 shall require, or be construed to require, the Parent or the Company, in connection with the receipt of any regulatory approval, to proffer to, or agree to (A) sell or hold separate and agree to sell, divest or to discontinue or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of the Parent, the Company or any of their respective affiliates (or to the consent to any sale, or agreement to sell, or discontinuance or limitation by the Parent or the Company, as the case may be, of any of its assets or businesses) or (B) agree to any conditions relating to, or changes or restriction in, the operations of any such asset or businesses which, in either case, could reasonably be expected to result in a Material Adverse Effect on the Parent or a Material Adverse Effect on the Company.

     Section 5.13. PLAN OF REORGANIZATION. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party to this Agreement shall use commercially reasonable efforts to cause the Merger to qualify, and will not, without the prior written consent of the parties to this Agreement, take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, and consistent with any such consent, (i) none of the Surviving Corporation, the Parent or any of their affiliates shall take any action or cause any action to be taken which would cause the Merger to fail to so qualify as a reorganization under
Section 368(a) of the Code and (ii) the Surviving Corporation and the Parent shall comply with the record keeping and reporting requirements of Sections 368(a) and 367 of the Code.

     Section 5.14. PUBLIC ANNOUNCEMENTS. The initial press release concerning the Merger shall be a joint press release and, thereafter, the Parent and Merger Sub and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Law or the requirements of the Nasdaq National Market and the Neuer Markt, in which case the issuing party shall use commercially reasonable efforts to consult with the other parties before issuing any such release or making any such public statement.

     Section 5.15. STOCK EXCHANGE LISTINGS AND DE-LISTINGS. The Parent shall use commercially reasonable efforts to cause (i) the Parent ADSs to be issued in the Merger to be approved for quotation on the Nasdaq National Market subject to official notice of issuance, prior to the Effective Time, and (ii) if necessary, the Parent Common Stock underlying the Parent ADSs to be approved for listing on the Neuer Markt subject to official notice of issuance, prior to the Effective Time. The parties shall use their commercially reasonable efforts to cause the Surviving Corporation to cause the Company Common Stock to be de-listed from Nasdaq National Market and de-registered under the Exchange Act as soon as practicable following the Effective Time.

     Section 5.16. EXPENSES. Except as otherwise provided in Section 7.3, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such Expense.

     Section 5.17. TAKEOVER STATUTES; EXON-FLORIO. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of the Parent and the Company and its respective board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, any necessary filings are made and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions. In addition, if the Parent so requests, the Parent and the Company (at the Parent's expense) shall cooperate to file a notification pursuant to Section 721(a) of the Exon-Florio Amendment to the Defense Production Act of 1950

     Section 5.18. DIVIDENDS. The Company shall coordinate with the Parent the declaration, setting of record dates and payment dates of dividends on Company Common Stock so that holders of Company Common Stock do not receive dividends on both Company Common Stock and Parent ADS received in the Merger in respect of any calendar quarter or fail to receive a dividend on either Company Common Stock or Parent Common Stock received in the Merger in respect of any calendar quarter.

     Section 5.19. CONTROL OF THE COMPANY'S OPERATIONS. Nothing contained in this Agreement shall give the Parent or the Company, directly or indirectly, rights to control or direct the other party's operations prior to the Effective Time.

     Section 5.20. CERTAIN OBLIGATIONS OF THE PARENT. Certain obligations of the Parent set forth in this Agreement, including those obligations designed to survive the consummation of the Share Exchange, may require additional corporate actions specified in the German Stock Corporation Law (Aktiengesetz) be taken by or with respect to the Parent. As required by law, certain of such obligations of the Parent shall be incorporated in agreements in connection with the contributions in kind to the Parent, which agreements shall be entered into by the Parent and the Exchange Agent in the context of the Share Exchange pursuant to
Section 202 et seq. of the German Stock Corporation Law (Aktiengesetz).

     Section 5.21. COMPANY WARRANTS. The Company shall take all actions necessary to cause all outstanding Company Warrants to be exercised in full or terminated prior to the Effective Time.

     Section 5.22. INTERIM FINANCING AGREEMENT. As soon as practicable following the execution and delivery of this Agreement, Parent and NaviCyte and/or the Company will enter into the Interim Financing Agreement on such commercially reasonable terms as Parent and the Company shall agree; provided that the borrowings under the Interim Financing Agreement will be secured by either the NaviCyte Intellectual Property or assets of the Company of a quality and value reasonably satisfactory to Parent and the Company. Any security interest granted to the Parent under the Interim Financing Agreement will be perfected under applicable law to the extent possible.

     Section 5.23. NEW COMPANY RESTRICTED STOCK PLAN. In addition to the Retention Plan, in an effort to provide for the retention, on behalf of the Surviving Corporation, of the management and key employees of the Company and in light of the cancellation of a substantial percentage of the outstanding Company Stock Options as a result of the operation of Section 2.5 of this Agreement, the Company shall exercise reasonable efforts to grant, after the date of this Agreement and prior to the Effective Time, up to 2,000,000 shares of Company Common Stock (with a purchase price of par value and a vesting period of two (2) years as follows: 50% vesting on the first anniversary of the Effective Time and the balance vesting on the second anniversary of the Effective Time); provided, however, that to the extent that the amount of 2,000,000 shares of Company Common Stock for such restricted stock grants is unavailable under the Company's 1996 Stock Incentive Plan, then such arrangements (to the extent of any such excess) shall be subject to approval by the Company's stockholders as part of their consideration of this Agreement and the Merger at the Company Stockholders Meeting (as required by the rules of the Nasdaq National Market). The Company shall consult with the Parent on the proposed schedule of recipients, and their respective amounts of allocation, with respect to such retention measures.

                                   ARTICLE VI

                                   CONDITIONS

     Section 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to consummate the other transactions contemplated by this Agreement to be consummated on the Closing Date is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

     (a) STOCKHOLDER APPROVAL. This Agreement and consummation of the Merger shall have been duly approved by holders of outstanding Company Common Stock by the Requisite Company Vote;

     (b) LISTING. The Parent ADSs issuable to the Company's stockholders pursuant to this Agreement shall have been authorized for quotation on the Nasdaq National Market, upon official notice of issuance.

     (c) HSR. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (d) CONSENTS. All consents, approvals and action of any Governmental Entity required to permit the consummation of the Merger and the other transactions contemplated by this Agreement shall have been obtained or made, free of any condition that could reasonably be expected to result in a Material Adverse Effect on the Parent or a Material Adverse Effect on the Company.

     (e) INJUNCTIONS. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, orders, injunction or decree (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement.

     (f) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC.

     Section 6.2. CONDITIONS TO OBLIGATIONS OF THE PARENT. The obligations of the Parent to consummate the transactions contemplated by this Agreement to be consummated on the Closing

Date are also subject to the satisfaction or waiver by the Parent at or prior to the Effective Time of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Parent shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of the Company contained in this Agreement are so qualified) signed on behalf of the Company by an executive officer of the Company to such effect.

     (b) COMPANY WARRANTS. All Company Warrants shall have been exercised in full or terminated.

     (c) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

     (d) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have been no Material Adverse Effect on the Company.

     (e) CONSENTS UNDER AGREEMENTS. The Company shall have obtained the consent, approval or waiver of each person that is not a Governmental Entity whose consent, approval or waiver shall be required in order to consummate the transactions contemplated by this Agreement, except those for which the failure to obtain such consent, approval or waiver, individually or in the aggregate, would have no Material Adverse Effect on the Company.

     (f) TAX OPINION. The Parent shall have received the opinion of McDermott, Will & Emery, special counsel to the Parent, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of the Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. Each of the parties hereto agree to make such reasonable representations related to the requirements of Sections 367 and 368 of the Code as may be requested by counsel in connection with such opinion.

     (g) COMPANY 2000 FINANCIAL STATEMENTS. Unless the Closing would otherwise take place prior to March 31, 2001, the Company shall have delivered to the Parent the Company 2000 Financial Statements.

     Section 6.3. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger and consummate the other transactions contemplated by this Agreement to be consummated on the Closing Date is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Parent set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Parent set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of each of the Parent contained in this Agreement are so qualified) signed on behalf of each of the Parent by an executive officer of the Parent to such effect.

     (b) PERFORMANCE OF OBLIGATIONS OF THE PARENT. The Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of the Parent by an executive officer of the Parent to such effect.

     (c) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have been no Material Adverse Effect on the Parent.

     (d) CONSENTS UNDER AGREEMENTS. The Parent shall have obtained the consent, approval or waiver of each person that is not a Governmental Entity whose consent, approval or waiver shall be required in order to consummate the transactions contemplated by this Agreement, except those for which the failure to obtain such consent, approval or waiver, individually or in the aggregate, would have no Material Adverse Effect on the Parent.

     (e) TAX OPINION. The Company shall have received the opinion of Pillsbury Madison & Sutro LLP, counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of the Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. Each of the parties hereto agree to make such reasonable representations related to the requirements of Sections 367 and 368 of the Code as may be requested by counsel in connection with such opinion.

     (f) APPROVALS. This Agreement, the consummation of the Merger, the Share Capital Increase (including the resolutions of the Parent's management board (Vorstand) and supervisory board (Aufsichtsrat)) and the issuance of the Parent Common Stock underlying the Parent ADSs to be issued in the Merger shall have been duly approved in accordance with applicable law and the Parent Charter Documents.

                                  ARTICLE VII

                                  TERMINATION

     Section 7.1. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement, as follows:

     (a) by mutual written consent of the Parent and the Company duly authorized by the board of directors of the Company and by the management board of the Parent;

     (b) by either the Parent or the Company, if the Effective Time shall not have occurred on or before June 30, 2001; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

     (c) by either the Parent or the Company, if any order, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction or Governmental Entity and shall have become final and nonappealable;

     (d) by the Parent or the Company, if this Agreement shall fail to receive the Requisite Company Vote at the Company Stockholders Meeting or any adjournment or postponement thereof;

     (e) by the Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in either of Section 6.2(a) or 6.2(c) would not be satisfied (a "TERMINATING COMPANY BREACH"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of commercially reasonable efforts and for so long as the Company continues to exercise such commercially reasonable efforts, the Parent may not terminate this Agreement under this Section 7.1(e);

     (f) by the Company, upon breach of any representation, warranty, covenant or agreement on the part of the Parent set forth in this Agreement, or if any representation or warranty of the Parent shall have become untrue, in either case such that the conditions set forth in either of Section 6.3(a) or 6.3(c) would not be satisfied (a "TERMINATING PARENT BREACH"); provided, however, that, if such Terminating Parent Breach is curable by the Parent through commercially reasonable efforts and for so long as the Parent continues to exercise such commercially reasonable efforts, the Company may not terminate this Agreement under this Section 7.1(f);

     (g) by the Parent, if (i) the Board of Directors of the Company withdraws, modifies or changes its approval or recommendation of this Agreement or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company a Takeover Proposal or shall have resolved to do so, or (iii) a tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of the Company is commenced by a person other than the Parent and either (a) the Board of Directors of the Company recommends acceptance of such tender offer or exchange offer by its stockholders or (b) within ten (10) business days of such commencement the Board of Directors of the Company shall have failed to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

     (h) by the Company, if, after the Company receives a Takeover Proposal, which, if consummated would constitute a Superior Proposal (i) the Company shall have complied with Section 5.7, and (ii) the Board of Directors of the Company shall have concluded in good faith (after consultation with the Company's legal counsel) that, after giving effect to all modifications which may be offered by Parent prior to such termination, failure to so terminate would be inconsistent with its fiduciary duties under applicable law; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(h) until three (3) business days have elapsed following delivery to the Parent of written notice of such determination of the Company (which written notice will specify the material terms and conditions of the Superior Proposal and the identity of the person making the Superior Proposal) and until the Company shall have negotiated, and shall have caused its financial and legal advisors to have negotiated with Parent to make such adjustment to the terms and conditions of this Agreement as would enable Parent to proceed with the transactions contemplated hereby, which such negotiations will be conducted during such three (3) day period; and provided, further, however, that such termination under this Section 7.1(h) shall not be effective until (x) the Company has made payment to the Parent of the amounts required to be paid pursuant to Section 7.3(b) and (y) the Company or NaviCyte, as applicable, has repaid to Parent (by wire transfer of immediately available funds (to an account designated by Parent) all principal and accrued and unpaid interest required to be made in accordance with the Interim Financing Agreement

     (i) by the Parent, if the sum of the Estimated Liability Amounts, the Estimated Professional Fees and the Estimated Net Working Capital Deficiency is greater than $7.5 million.

     Section 7.2. EFFECT OF TERMINATION. Except as provided in Section 8.1, in the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of the Parent or the Company or any of their respective Representatives, and all rights and obligations of each party to this Agreement shall cease, subject to the remedies of the parties as set forth in Sections 7.3(b) and (c); provided, however, that nothing in this Agreement shall relieve any party from liability for the breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement, provided, however, that no liability shall survive the termination of this Agreement with respect to those breaches of representations and warranties by the Company which would not have occurred had the Company SEC Reports or Company press releases been incorporated into the Company Disclosure Letter.

     Section 7.3. EXPENSES FOLLOWING CERTAIN TERMINATION EVENTS.

     (a) Except as set forth in this Section 7.3, all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid in accordance with the provisions of Section 5.16. For purposes of this Agreement, "EXPENSES" consist of all out-of-pocket expenses (including, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party to this Agreement and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement or the Proxy Materials, the solicitation of stockholder approval and all other matters related to the closing of the transactions contemplated by this Agreement.

     (b) If this Agreement is terminated pursuant to Section 7.1(g), 7.1(h) or 7.1(d), then, subject to the proviso below, the Company shall (x) on the date specified in the penultimate sentence of this Section 7.3(b) in the case of a termination pursuant to Section 7.1(d), or (y) simultaneously with a termination of this Agreement in the case of a termination pursuant to
Section 7.1(g) or 7.1(h), pay to the Parent (by wire transfer of immediately available funds to an account designated by the Parent) a termination fee of U.S. $1.75 million; provided, however, that the Company shall not be obligated to pay such fee if this Agreement is terminated pursuant to Section 7.1(d) unless (i) at any time prior to the Company Stockholders Meeting, a Takeover Proposal has been publicly announced or communicated to the Company and (ii) within nine 9 months after the termination of this Agreement, the Company enters into a definitive agreement with respect to, or consummates a transaction similar to, the transactions contemplated by the Takeover Proposal with any third party. Any termination fee payable as a result of a termination pursuant to Section 7.1(d) shall be paid upon the earlier of the execution of a definitive agreement relating to such Takeover Proposal or the consummation of the transactions contemplated thereby, as the case may be. In addition, if this Agreement is terminated pursuant to Section 7.1(d) and a Takeover Proposal has been publicly announced or communicated to the Company, the Company shall promptly reimburse all of Parent's actual and documented out-of-pocket expenses (including all investment banking, legal, accounting and other similar expenses) up to a maximum of U.S. $750,000 (the "PARENT EXPENSES") and any termination fee payable thereafter shall be reduced by the amount of the Parent Expenses so paid.

     (c) The payment provided for in Section 7.3(b) shall be the sole and exclusive remedy of the parties upon a termination of this Agreement pursuant to Section 7.1(d), (g) or (h), as the case may be.

     (d) The Company acknowledges that the agreements contained in this
Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parent would not enter into this Agreement; accordingly, if the Company fails to pay promptly the amounts due pursuant to Section 7.3(b), and, in order to obtain such payment, the Parent commences a suit which results in a judgment against the Company for all or a portion of such amounts, the Company shall pay all legal fees and expenses of Parent in connection with such suit, together with interest on amounts payable to the Parent at the prime rate of Deutsche Bank in effect on the date such payment became payable.

                                  ARTICLE VIII

                                    SURVIVAL

     Section 8.1. The representation, warranties and agreements in this Agreement and in any certificate delivered under this Agreement shall terminate at the Effective Time or upon the termination of this Agreement under Section 7, as the case may be, except that the agreements set forth in Articles I and II and Sections 5.8, 5.9, 5.11, 5.12, 5.13, 5.15 and 5.20,
this Article VIII and Article IX shall survive the Effective Time, those set forth in Sections 5.6(b), 5.16, 7.2 and 7.3, this Article VIII and Article IX shall survive termination of this Agreement and those set forth in Section
5.14 shall survive for a period of one year after termination of this Agreement. Each party agrees that, except for the representations and warranties contained in this Agreement, the Company Disclosure Letter and the Parent Disclosure Letter, no party to this Agreement has made any other representations and warranties, and each party disclaims any other representations and warranties, made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other Representatives with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery of disclosure to any other party or any party's Representatives of any documentation or other information with respect to any one or more of the foregoing.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.1. CERTAIN DEFINITIONS. For purposes of this Agreement:

     (a) The term "AFFILIATE," as applied to any person, means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, the correlative terms "controlling," "controlled by" and "under common control with"), means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

     (b) The term "BUSINESS DAY" means any day, other than Saturday, Sunday or a United States or German federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time. In computing any time period under this Agreement, the date of the event which begins the running of such time period shall be included, except that if such event occurs on other than a business day such period shall begin to run on and shall include the first business day thereafter.

     (c) The term "INCLUDING" means, unless the context clearly requires otherwise, including but not limited to the things or matters named or listed after that term.

     (d) The term "KNOWLEDGE," as applied to the Company or the Parent, means the actual knowledge the officers of the Company or the Parent, as the case may be.

     (e) The term "PERSON" shall include individuals, corporations, limited and general partnerships, trusts, limited liability companies, associations, joint ventures, Governmental Entities and other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

     (f) The term "SUBSIDIARY" or "SUBSIDIARIES" means, with respect to the Parent, the Company or any other person, any corresponding or other entity of which the Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests constituting more than 50% of the voting or economic interest in such entity.

     Section 9.2. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     Section 9.3. GOVERNING LAW; WAIVER OF JURY TRIAL.

     (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.3(b).

     Section 9.4. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

         if to the Parent:


                  LION bioscience Aktiengesellschaft
                  Waldhofer Str. 98
                  69123 Heidelberg, Germany
                  Attention:  Klaus Sprockamp, Chief Financial Officer
                              Sven Riethmuller, General Counsel
                  Fax: 011-49-6221-4038-450

         with copies to:

                  McDermott, Will & Emery
                  227 W. Monroe Street
                  Chicago, IL  60606
                  Attention:  Bernard S. Kramer
                  Fax:  312-984-7700

         if to the Company:

                  Trega Bioscience, Inc.
                  9880 Campus Point Dr.
                  San Diego, CA 92121
                  Attention:  Michael Grey
                  Fax: 858-410-6664

         with copies to:

                  Pillsbury Madison & Sutro LLP
                  11975 El Camino Real, Suite 200
                  San Diego, CA  92130
                  Attention:  Mike Hird
                  Fax:  (858) 509-4010

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     Section 9.5. ENTIRE AGREEMENT. Except for the Confidentiality Agreement (which shall continue in full force and effect), this Agreement (including any exhibits and annexes to this Agreement), the Company Disclosure Letter and the Parent Disclosure Letter constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Agreement.

     Section 9.6. NO THIRD PARTY BENEFICIARIES. Except (i) as provided in
Section 5.9 with respect to the Indemnified Parties, (ii) as contemplated by
Article II with respect to the holders of issued and outstanding shares of Company Common Stock and outstanding Common Stock Options as of immediately prior to the Effective Time (including their rights with respect to the receipt of Merger Consideration) and (iii) as contemplated by Section 5.9 with respect to the Covered Employees, this Agreement is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

     Section 9.7. AMENDMENT. This Agreement may be amended by the parties to this Agreement by action taken by their respective Boards of Directors at any time prior to the Effective Time; provided that, after the approval of this Agreement by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger or that is otherwise prohibited by applicable Law. This Agreement may not be amended except by an instrument in writing signed by the parties to this Agreement.

     Section 9.8. WAIVER. At any time prior to the Effective Time, any party to this Agreement may (a) extend the time for the performance of any obligation or other act of any other party to this Agreement, (b) waive any inaccuracy in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, and (c) waive compliance with any agreement or condition contained in this Agreement. Any waiver of a condition set forth in Section 6.1, or any determination that such a condition has been satisfied, will be effective only if made in writing by each of the Company and the Parent and, unless otherwise specified in such writing, shall thereafter operate as a waiver (or satisfaction) of such conditions for any and all purposes of this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     Section 9.9. OBLIGATIONS OF THE PARENT AND OF THE COMPANY. Whenever this Agreement requires a Parent Subsidiary to take any action, that requirement shall be deemed to include an undertaking on the part of the Parent to cause that Parent Subsidiary to take that action. Whenever this Agreement requires a Company Subsidiary to take any action, that requirement shall be deemed to include an undertaking on the part of the Company to cause that Company Subsidiary to take that action and, after the Effective Time, on the part of the Surviving Corporation to cause that Company Subsidiary to take that action.

     Section 9.10. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

     Section 9.11. INTERPRETATION. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a Section, exhibit or annex, that reference shall be to a Section of or exhibit or annex to this Agreement unless otherwise indicated.

     Section 9.12. ASSIGNMENT. This Agreement shall not be assignable by operation of law or otherwise, except that pursuant to Section 1.1(b) the Parent may designate, by written notice to the Company, a Parent Subsidiary that is wholly owned directly or indirectly by the Parent to be merged with and into the Company in lieu of Merger Sub, in which event all references in this Agreement to Merger Sub shall be deemed references to such Parent Subsidiary.

     Section 9.13. SPECIFIC PERFORMANCE. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise reached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 9.14. SUBMISSION TO JURISDICTION; WAIVERS; CONSENT TO SERVICE OF PROCESS. Each of the Parent and the Company irrevocably agree that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns may be brought and determined in any Delaware state court or Federal court sitting in the State of Delaware, and each of the Parent and the Company thereby (x) irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the personal jurisdiction of the aforesaid court in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (y) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (z) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than any Delaware state or Federal court sitting in the State of Delaware. Any service of process to be made in such action or proceeding may be made by delivery of process in accordance with the notice provisions contained in
Section 9.4. Each of the Parent and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) the defense of sovereign immunity, (b) any claim that it is not personally subject to the jurisdiction of the above-named court for any reason other than the failure to serve process in accordance with this Section 9.14 that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by application law the (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.


                                      TREGA BIOSCIENCES, INC.


                                           By:      /s/ Michael G. Grey
                                                    ----------------------------
                                           Name:    Michael G. Grey
                                                    ----------------------------
                                           Title:   Chief Executive Officer
                                                    ----------------------------


                                      LION BIOSCIENCE AKTIENGESELLSCHAFT


                                           By:      /s/ Friedrich von Bohlen
                                                    ----------------------------
                                           Name:    Friedrich von Bohlen
                                                    ----------------------------
                                           Title:   CEO
                                                    ----------------------------


                                           By:      /s/ Klaus Sprockamp
                                                    ----------------------------
                                           Name:    Klaus Sprockamp
                                                    ----------------------------
                                           Title:   CFO/COO
                                                    ----------------------------

                                    EXHIBIT A

                             STOCKHOLDER AGREEMENTS

                                    EXHIBIT B

                                AFFILIATES LETTER




                                      -2-